UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information required in
Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

NASH-FINCH COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NASH-FINCH COMPANY

Notice of the Annual Meeting of Stockholders

A.J. Johnson Great Room

McNamara Alumni Center

University of Minnesota

200 Oak Street SE

Minneapolis, MN 55455

The 2011 Annual Meeting of Stockholders of Nash-Finch Company will be held on May 18, 2011, at 10:00 a.m., Central Daylight Time, at the address shown above for the following purposes:

1.

To elect seven directors to serve until the 2012 Annual Meeting of Stockholders. (Proposal No. 1)

2.

To approve amendments to our Restated Certificate of Incorporation to amend or repeal provisions relating to (i) the nature and purpose of the Company, (ii) the election of directors and (iii) board consideration of certain factors. (Proposal No. 2)

3.

To approve an amendment to our Restated Certificate of Incorporation to repeal a provision relating to stockholder approval by supermajority vote of certain fundamental changes.  (Proposal No. 3)

4.

To approve an amendment to our Restated Certificate of Incorporation to repeal a provision related to stockholder approval by supermajority vote of certain business combinations with a controlling person.  (Proposal No. 4)

5.

To cast an advisory vote on the compensation paid to the Company’s named executive officers (“Say on Pay” vote). (Proposal No. 5)

6.

To cast an advisory vote on the frequency for a stockholders’ advisory vote on the compensation paid to the Company’s named executive officers (“Frequency” vote).  (Proposal No. 6)

7.

To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm. (Proposal No.7)

8.

To consider and vote upon a stockholder proposal. (Proposal No. 8)

9.

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record as shown on the books of Nash-Finch as of the close of business on March 23, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Stockholders are entitled to one vote for each share held of record at that time.

Nash-Finch’s proxy statement is attached to this notice. Financial and other information about Nash-Finch is contained in its annual report on Form 10-K for the fiscal year ended January 1, 2011.

YOUR VOTE IS VERY IMPORTANT.  Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares and submit your proxy by telephone, the Internet or by mail as soon as possible to ensure that a quorum is present at the meeting.

By Order of the Board of Directors

/s/ Kathleen M. Mahoney

Kathleen M. Mahoney

Executive Vice President, Secretary & General Counsel

Minneapolis, Minnesota

April 15, 2011

Table of Contents

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy by telephone, the Internet or by mail as soon as possible to ensure that a quorum is present at the meeting. For additional instructions on voting by telephone or the Internet, please refer to the following page or to your proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the envelope provided. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them on voting your shares.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

If you are a stockholder of record, your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Voting by telephone or by the Internet saves us administrative and postage costs.

Vote by Phone — Toll Free — 1-800-690-6903 — Quick, Easy, Immediate

•	Use any touch-tone telephone to vote and submit your proxy 24 hours a day, 7 days a week until 10:59 p.m., Central Daylight Time, on May 17, 2011.

•	Please have your proxy card in hand when you call and then follow the simple instructions the voice provides you.

Vote by Internet — www.proxyvote.com — Quick, Easy, Immediate

•	Use the Internet to vote and submit your proxy and for electronic delivery of information 24 hours a day, 7 days a week until 10:59 p.m., Central Daylight Time, on May 17, 2011.

•	Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form and create an electronic ballot.

Vote by Mail

•	Mark your voting choices on the proxy card, sign it and date it.

•	Return the proxy card in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS:  If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

If your shares are held in a brokerage account in your broker’s name (“street name”), in order to ensure your shares are voted in the way you would like, you must follow the voting directions provided by your broker nominee by the deadline provided in the materials you receive from your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or via the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.  If you do not provide voting instructions to your broker or other nominee, whether your share can be voted by such person depends on the type of item being considered for vote.

NASH-FINCH COMPANY

7600 France Avenue South

 Minneapolis, Minnesota 55435

 (952) 832-0534

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

 To Be Held May 18, 2011

INTRODUCTION

The Board of Directors (the “Board”) of Nash-Finch Company (the “Company” or “Nash Finch”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held Wednesday, May 18, 2011 at 10:00 a.m., Central Daylight Time, at A.J. Johnson Great Room, McNamara Alumni Center, University of Minnesota, 200 Oak Street SE, Minneapolis, MN 55455, and at any adjournment(s) or postponement(s) thereof. A proxy card is enclosed. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in such proxy.

If you are the stockholder of record, regardless of whether you submitted your proxy by telephone, the Internet or mail, you may change your vote and revoke your proxy at any time before the final vote at the Annual Meeting by:

•	sending a written statement to that effect to the Secretary of Nash-Finch;

•	Submitting your proxy by Internet or telephone at a later time;

•	submitting a properly signed proxy card with a later date; or

•	voting in person at the Annual Meeting.

A stockholder who attends the Annual Meeting need not revoke his or her proxy card and vote in person, unless he or she wishes to do so; mere attendance at the meeting without voting will not result in revocation of your proxy. Directions to the A.J. Johnson Great Room, McNamara Alumni Center, University of Minnesota are available at www.alumnicenter.umn.edu/directions.html.

If you hold your shares through a broker or other nominee, you must follow the specific voting instructions provided to you by your broker or other nominee to change or revoke any instructions you have already provided to your broker or other nominee.

This proxy statement, proxy card, 2010 Annual Report which includes the Company’s Form 10-K for the fiscal year ended January 1, 2011, are first being mailed to our stockholders on or about April 15, 2011.

Documents Filed with the Securities and Exchange Commission (“SEC”)

This proxy statement is accompanied by the Company’s 2010 Annual Report, which includes the Company’s Form 10-K for the fiscal year ended January 1, 2011, that we have previously filed with the SEC and that includes audited financial statements. You can view the proxy material for the Annual Meeting, including this proxy statement, the proxy card and the 2010 Annual Report, on the Internet at www.proxyvote.com.  You may also obtain any of these and other documents that we file with the SEC by accessing the “Investor Relations” section of the Nash-Finch website at www.nashfinch.com under the tab “SEC Filings,” or contacting us or the SEC (see below for information on contacting the SEC).  To obtain documents from us, please direct requests in writing or by telephone to:

Nash-Finch Company
7600 France Avenue South
Minneapolis, Minnesota 55435
Phone:  (952) 832-0534

Attention: Secretary

We will send you the requested documents without charge, excluding exhibits.  If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Annual Meeting, please do so by May 12, 2011, so that you will receive them before the Annual Meeting.

We file reports, proxy statements and other information with the SEC, much of which can be accessed through the SEC’s website www.sec.gov or can be reviewed and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call (800) 732-0330 for further information on the Public Reference Room.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2011

This notice and proxy statement, proxy card, 2010 Annual Report and Form 10-K are available at www.proxyvote.com.  Directions to the A.J. Johnson Great Room, McNamara Alumni Center, University of Minnesota are available at www.alumnicenter.umn.edu/directions.html.

PURPOSE OF THE ANNUAL MEETING

We will conduct the following business at the Annual Meeting:

1.

To elect seven directors to serve until the 2012 Annual Meeting of Stockholders. (Proposal No. 1)

2.

To approve amendments to our Restated Certificate of Incorporation to amend or repeal provisions relating to (i) the nature and purpose of the Company, (ii) the election of directors and (iii) board consideration of certain factors. (Proposal No. 2)

3.

To approve an amendment to our Restated Certificate of Incorporation to repeal a provision relating to stockholder approval by supermajority vote of certain fundamental changes. (Proposal No. 3)

4.

To approve an amendment to our Restated Certificate of Incorporation to repeal a provision related to stockholder approval by supermajority vote of certain business combinations with a controlling person.  (Proposal No. 4)

5.

To cast an advisory vote on the compensation paid to the Company’s named executive officers (“Say on Pay” vote). (Proposal No. 5)

6.

To cast an advisory vote on the frequency for a stockholders’ advisory vote on the compensation paid to the Company’s named executive officers (“Frequency” vote).  (Proposal No. 6)

7.

To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm. (Proposal No.7)

8.

To consider and vote upon a stockholder proposal. (Proposal No. 8)

9.

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on March 23, 2011, are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponements(s) thereof. Stockholders are entitled to one vote for each share held of record at that time.

VOTING PROCEDURES

Quorum Requirement

The close of business on Wednesday, March 23, 2011 has been fixed by our Board of Directors as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.  On March 23, 2011, we had outstanding 12,108,622 shares of our common stock, par value $1.66 2/3 per share. Each share of our common stock entitles the holder to one vote at the Annual Meeting, and no cumulative voting is allowed. A majority of the total shares of common stock issued and outstanding and entitled to vote as of the record date must be present at the Annual Meeting (whether in person or by proxy) in order to hold the meeting and conduct business. This is called a quorum. We will count your shares as present at the Annual Meeting for purposes of determining a quorum if you:

•	Are present and vote in person at the Annual Meeting; or

•	Have properly submitted a proxy card or voted over the telephone or the Internet on a timely basis.

If you vote in person at the Annual Meeting or submit a proxy (by telephone, the Internet or mail), your shares will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, even if you withhold votes from director nominees, or abstain or fail to vote on particular matters, or if a “broker non-vote” occurs on a particular matter. A broker non-vote occurs when a broker or nominee does not have discretionary power to vote on a particular proposal and has not received voting instructions from the beneficial owner.  Broker non-votes with respect to a particular proposal will not be counted as shares entitled to vote on that proposal.

Vote Required and Voting Process

Election of Directors.  The election of the directors in an uncontested election (where the number of nominees equals the number of board seats available) (Proposal No. 1) which requires the affirmative vote of a majority of the shares of our common stock issued and outstanding and entitled to vote on the election of directors, present in person or represented by proxy.   Stockholders may vote for all nominees for director, or withhold authority to vote for some or all nominees. Shares for which votes are withheld on the election of any director will have the same effect as a vote against that director.

Approval of Amendment to our Restated Certificate of Incorporation.  The proposal to approve the first amendment of our Restated Certificate of Incorporation (Proposal No. 2) requires the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the meeting. Stockholders may vote "for" or "against" this proposal, or abstain from voting on it. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Approval of Amendment to our Restated Certificate of Incorporation.  The proposal to approve the second amendment of our Restated Certificate of Incorporation (Proposal No. 3) requires the affirmative vote of not less than 75% of the shares of our common stock outstanding and entitled to vote at the meeting. Stockholders may vote "for" or "against" this proposal, or abstain from voting on it. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Approval of Amendment to our Restated Certificate of Incorporation.  The proposal to approve the third amendment of our Restated Certificate of Incorporation (Proposal No. 4) requires the affirmative vote of not less than 75% of the shares of our common stock outstanding and entitled to vote at the meeting not beneficially owned by Controlling persons as that term is defined in our Restated Certificate of Incorporation.  Stockholders may vote "for" or "against" this proposal, or abstain from voting on it. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Advisory Vote on Executive Compensation (“Say on Pay”).  The proposal to approve the compensation paid to our named executive officers (Proposal No. 5) requires the affirmative vote of a majority of the shares of our common stock issued and outstanding and entitled to vote on the proposal, present in person or represented by proxy.   Stockholders may vote "for" or "against" this proposal, or abstain from voting on it.  Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (“Frequency Vote”). The proposal to advise on the frequency with which the Company will request stockholders to provide an advisory vote on executive compensation paid to our named executive officers (Proposal No. 6) will be determined by a vote of a plurality of the shares of our common stock issued and outstanding and entitled to vote on the proposal, present in person or represented by proxy.   Stockholders may vote, on an advisory basis, on whether future say-on-pay votes will occur every one, two or three years, or abstain from voting on it.  Abstentions and broker non-votes will have no effect on determining which option received a plurality of votes cast.

Ratification of the Selection of Grant Thornton LLP as our independent registered public accounting firm.  The ratification of the selection of Grant Thornton LLP as our independent registered accounting firm (Proposal No. 7) requires the affirmative vote of a majority of the shares of our common stock present at the meeting (whether in person or by proxy) and entitled to vote on this proposal. Stockholders may vote "for" or "against" this proposal, or abstain from voting on it. If you abstain from voting on this proposal, it will have the same effect as a vote against this proposal.

Stockholder Proposal.  The proposal to direct the Board of Directors to provide for the election of Directors by cumulative voting (Proposal No. 8) requires the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the meeting. Stockholders may vote "for" or "against" this proposal, or abstain from voting on it. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Abstentions and broker non-votes are counted towards a quorum.  If your shares are registered directly in your name with the Company’s registrar and transfer agent, Wells Fargo Bank Minnesota, N.A., you are considered a stockholder of record with respect to those shares.  If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares.

If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority, namely: Proposal No. 1 (election of Directors), Proposals Nos. 2, 3 and 4 (amendments to our Restated Certificate of Incorporation), Proposal No. 5 (advisory resolution on executive compensation), Proposal No. 6 (advisory resolution on the frequency of future advisory say-on-pay votes on executive compensation) or Proposal No. 8 (stockholder proposal).  This is called a “broker non-vote.”  Your shares will be counted as present at the meeting for quorum purposes but not present and entitled to vote for purposes of these specific proposals. Therefore, it is very important that beneficial owners instruct their broker, bank or other nominee how they wish to vote their shares.

If you do not provide your broker, bank or other nominee with voting instructions with respect to Proposal No. 7 (ratification of the selection of Grant Thornton LLP as our auditors), your broker, bank or other nominee may vote your shares on this proposal, which is considered a “routine” management proposal on which your broker, bank or other nominee has discretion to vote.

The individuals named as proxies on your proxy card will vote your shares as you direct on your proxy card. If you are a stockholder of record and do not specify on your returned proxy card or through Internet or telephone prompts how you want to vote your shares, you will have provided the named proxies with discretionary authority to vote, and they will vote your shares in accordance with recommendations of the Board of Directors, as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion. If you are a beneficial owner and do not provide voting instructions to your broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote. The election of Directors is a non-discretionary item and may not be voted on by brokers or nominees who have not received specific voting instructions from beneficial owners.

Ballots will be passed out during the Annual Meeting to anyone who wants to vote in person at the meeting. To attend the meeting, you need to bring documentation showing that you owned our common stock on the record date of March 23, 2011.  You also may bring your brokerage statement reflecting your ownership of our common stock as of March 23, 2011 with you to the meeting. Please note that upon admittance to the meeting, you will not be able to vote your shares at the meeting without a legal proxy from your broker or nominee to vote in person at the Annual Meeting.

PROPOSAL NO.  1: ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation and Bylaws provide that the Board will consist of not less than seven nor more than 12 members, as determined from time-to-time by the Board.  The size of the Board is presently set at eight.

Our Board is unclassified, which means all directors who agree to continue to serve on our Board stand for re-election each year.  Directors will be elected to the Board of Nash-Finch Company at the 2011 Annual Meeting.   Each Director so elected will hold office until the next annual meeting and until their successors are elected and qualified.

As previously announced, Mr. Bagby decided to retire from service on our Board effective May 18, 2011.  Following a search led by the Corporate Governance Committee, our Board of Directors elected a new Director, Christopher W. Bodine, to join our Board effective April 28, 2011.  Mr. Bodine is included in the slate of Directors nominated by the Board for election at this Annual Meeting.  The size of the Board will be reset to seven at the organizational meeting immediately following the 2011 Annual

Meeting of Stockholders.

The Board has nominated the following Directors:

Christopher W. Bodine Alec C. Covington Sam K. Duncan Mickey P. Foret	Douglas A. Hacker U.S. Army Major General (Ret.) Hawthorne L. Proctor William R. Voss

Required Vote

The affirmative vote of a majority of the shares of our common stock issued and outstanding and entitled to vote on the election of directors, present in person or represented by proxy, is required for the election of each of the nominees. It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of all nominees named in the proxy card, unless otherwise directed by the stockholder. While the Board has no reason to believe that any of the persons named will not be available as a candidate, if such a situation arises, the proxy will be voted to elect such other person as determined in the discretion of the proxies named on the enclosed proxy card. Each person nominated for election has consented to being named in this proxy statement and has agreed to serve if elected.  Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1, THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Information About Directors and Nominees

When evaluating Director candidates, our Corporate Governance Committee compares the qualifications of the candidates to the criteria set forth in our Corporate Governance Guidelines. The criteria includes the breadth and depth of relevant business and board experience, judgment and integrity, reputation in one’s profession, ability to devote sufficient time to Board responsibilities, commitment to serving on the Board for an extended period of time, diversity of background, education, leadership ability, concern for the interests of stockholders and relevant regulatory guidelines. The Board believes that the backgrounds and qualifications of the Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board and its committees to fulfill their responsibilities.  In accordance with rules of the SEC, the biographical information for each Director nominee includes a summary of the specific experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director of the Company.  It would not be possible to detail all experience, qualifications, attributes or skills possessed by each Director. Rather, we have attempted to set out those unique and important professional characteristics that each particular person brings to the Board.  The following information is current as of March 23, 2011 and is provided concerning the nominees for election as Directors of Nash-Finch:

Christopher W. Bodine Director since 2011 Age 55

Mr. Bodine has been a Director of the Company since 2011.  Mr. Bodine retired from CVS Caremark in January 2009 after 24 years with CVS. Prior to his retirement, Mr. Bodine served as President, Healthcare Services of CVS Caremark Corporation, where he was responsible for strategy, business development, trade relations, sales and account management, pharmacy merchandising, marketing, information technology and Minute Clinic. Prior to the merger of CVS Corporation and Caremark Rx, Inc. in March 2007, Mr. Bodine served for several years as Executive Vice President —Merchandising and Marketing of CVS Corporation. Mr. Bodine has served as a Director of Watson Pharmaceutical since June, 2009 and has been active in the pharmaceutical industry serving on a number of boards and committees, including the Healthcare Leadership Council, RI Quality Institute, National Retail Federation, National Association of Chain Drug Stores (NACDS), and the NACDS Pharmacy Affairs and Leadership Committees.   The Company believes that Mr. Bodine’s extensive experience in the retail sector, including his service as President, Healthcare Services of CVS Caremark Corporation, his focus on strategy and business development and his prior board experience give him the qualifications and skills to serve as a Director.

Alec C. Covington Director since 2006 Age 54

Mr. Covington has been President and Chief Executive Officer and a Director of the Company since May 2006. Mr. Covington served as President and Chief Executive Officer of Tree of Life, Inc., a marketer and distributor of natural and specialty foods, from February 2004 to May 2006, and for the same period as a member of the Executive Board of Tree of Life’s parent corporation, Royal Wessanen nv, a multi-national food corporation based in the Netherlands. From April 2001 to February 2004, he was Chief Executive Officer of AmeriCold Logistics, LLC, a provider of supply chain solutions in the consumer packaged goods industry. Prior to that time, Mr. Covington served as President of Richfood Inc., a regional food distributor, and Executive Vice President of SuperValu Inc.  The Company believes Mr. Covington’s role as CEO of our Company, as well as his extensive experience in the food distribution industry, give him the qualifications and skills to serve as a Director.

Sam K. Duncan Director since 2007 Age 59

Mr. Duncan has been a Director of the Company since 2007. Mr. Duncan retired as Chairman, President and Chief Executive Officer of OfficeMax Inc. in February of this year, a business-to-business and retail office products distributor. Prior to joining OfficeMax in 2005, Mr. Duncan was President and Chief Executive Officer of ShopKo Stores, Inc. from 2002 to 2005. Previously, he held various leadership positions from 1992 to 2002 at Fred Meyer, Inc., including President of Fred Meyer and President of Ralph’s Supermarkets. Mr. Duncan worked from 1969 to 1992 at Albertson’s, Inc.  The Company believes that Mr. Duncan’s business experience, including his service as the CEO of a Fortune 500 Company and his extensive experience in the food retailing industry, give him the qualifications and skills to serve as a Director.

Mickey P. Foret Director since 2005 Age 65

Mr. Foret has been a Director of the Company since 2005.  Mr. Foret served until 2002 as Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc., an airline company, and Chairman and Chief Executive Officer of Northwest Airlines Cargo, Inc., a transportation and logistics company.  Mr. Foret was employed in various management positions at Northwest Airlines from 1992 until 1996 as well as from 1998 until 2002.  Mr. Foret previously served as President and Chief Operating Officer of Atlas Air Cargo, Inc. and as President and Chief Operating Officer, as well as in other management positions, at Continental Airlines, Inc.   Mr. Foret has served as a director of Delta Air Lines, Inc. since October 2008, as a director of the URS Corporation, an engineering design services firm since March 2003 and as a director of ADC Telecommunications, Inc. from February 2003 until December, 2010.  Mr. Foret has previously served as a director for NorAm Energy Corp., as a director of MAIR Holdings, Inc., as a director of First American Funds, as a director of Champion Airlines, Inc., as a director of Worldspan L.P., and as a director of Northwest Airlines. The Company believes that Mr. Foret’s business experience, including his roles as Executive Vice President Marketing, Finance and Chief Financial Officer for a Fortune 500 Company, as well as his extensive experience in financial and capital markets, give him the qualifications and skills to serve as a Director.

Douglas A. Hacker Director since 2005 Age 55

Mr. Hacker has been a Director of the Company since 2005.  Mr. Hacker is currently an independent business executive and formerly served as Executive Vice President, Strategy for UAL Corporation, an airline holding company, from December 2002 to May 2006. Prior to this position, he served with UAL Corporation as President, UAL Loyalty Services from September 2001 to December 2002, and as Executive Vice President and Chief Financial Officer from July 1999 to September 2001. In December 2002, UAL Corporation filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code, and emerged from bankruptcy on February 1, 2006. Mr. Hacker also serves as a trustee of a series of open-end investment companies that are part of the Columbia family of mutual funds and as a director of Aircastle Limited, a commercial aircraft leasing company and SeaCube Container Leasing, Limited, a container leasing company.  The Company believes that Mr. Hacker’s extensive experience in financial and operating management, including his prior service as a Executive Vice President, Strategy, and his service as Chief Financial Officer of a major airline, in addition to his depth of knowledge in executive compensation give him the qualifications and skills to serve as a Director.

U.S. Army Major General (Ret.) Hawthorne L. Proctor Director since 2007 Age 64

Major General (Ret.) Proctor has been a Director of the Company since 2007. Major General (Ret.) Proctor currently serves as Managing Partner of Proctor & Boone LLC Consulting, and Senior Logistics Consultant in the Department of Defense Business Group of Intelligent Decisions, Inc., where he has worked since 2006. Major General (Ret.) Proctor served for nearly 35 years in the United States Army, where he performed with distinction in numerous senior logistics management roles including Commander, Defense Personnel Support Center and later Commander, Defense Supply Center, Philadelphia, 46th Quartermaster General of the United States Army, and J3, or Chief Operating Officer (COO) Defense Logistics Agency. After retiring from the United States Army, Major General (Ret.) Proctor served from 2004 to 2006 as COO for Innovative Logistics Techniques, Inc. (INNOLOG), an integrator of logistics systems for homeland security, defense and state and local government agencies. In November 2006, he became principal owner and COO of Proctor, Petersen & Marcum, Inc., a small service disabled veteran owned business and in 2009 he became President and Principal owner of ProMar Inc. also a small service disabled veteran owned business.  The Company believes that Major General (Ret.) Proctor’s extensive service with the military as a logistician, and his prior leadership of a $3.2 billion enterprise that provided food, clothing and medical supplies to Department of Defense organizations give him the qualifications and skills to serve as a Director.

William R. Voss Director since 1998 Chairman since 2006 Age 57

Mr. Voss has been Chairman of the Company’s Board since May 2006. Mr. Voss has served as Managing Director of Lake Pacific Partners, LLC, a private equity investment firm, for more than ten years. He previously served as Chairman and Chief Executive Officer of Natural Nutrition Group, Inc., a food processor, as Chief Executive Officer of McCain Foods, Inc. and as President and a Director of Pilgrim’s Pride Corporation. He also served as a principal with Booz, Allen & Hamilton, management consultants. He has served as a director of several other public and private companies.  The Company believes that Mr. Voss’ extensive experience as an entrepreneur, executive, consultant and director in the consumer products industry, as well as his experience serving as President and a Director of a Fortune 500 company give him the qualifications and skills to serve as a Director.

Information About the Board of Directors and Its Committees

The Board has three standing committees, the Audit and Finance Committee, the Compensation and Management Committee and the Corporate Governance Committee, each of which is comprised exclusively of independent directors, as determined by the Board, and operates under a written charter adopted by the Board setting forth its purposes, authority and responsibilities.  A current copy of the Audit and Finance Committee Charter, which was last amended on April 26, 2010, is included as Appendix IV to this proxy statement.  Current copies of the Corporate Governance Committee Charter and the Compensation and Management Development Committee Charter, both of which were last amended on April 26, 2010, are included as Appendix V and Appendix VI, respectively, to this proxy statement.  A current copy of each committee’s charter can be found in the “Investor Relations” section of the Nash-Finch website at www.nashfinch.com under the tab “Corporate Governance.” The Board has also determined that a majority of the members of the Audit and Finance Committee, including the Chairman, Mickey P. Foret, are “audit committee financial experts” as that term is defined in Item 407(d)(5) of the SEC’s Regulation S-K. The principal functions of the committees are described below.

Audit and Finance Committee

•

Assists the Board in its general oversight of the Company’s accounting and financial reporting processes, financial and disclosure controls and compliance processes, and of the independent audits of the Company’s financial statements.

•	Selects the firm to be appointed as Nash-Finch’s independent auditor, and evaluates its qualifications, performance and independence.

•	Reviews and approves the scope of the annual independent audit and internal audit program.

•	Reviews and discusses with management and the independent auditor accounting and audit principles and practices and the adequacy and effectiveness of accounting and financial controls.

•	Gives prior approval to all audit and non-audit services performed by the independent auditor.

•	Meets independently with internal audit and the independent auditor to discuss the results of their examinations.

•	Reviews with management and the independent auditor the periodic reports to be filed by Nash-Finch with the SEC.

•	Reviews and approves in advance certain related party transactions involving the Company. See “Corporate Governance—Related Party Transaction Policy and Procedures."

Corporate Governance Committee

•

Considers and recommends to the Board the size of the Board, nominees for election as director (including those recommended by stockholders), nominees for appointment to standing Board committees as well as policies relating to the functions of such committees.

•	Considers and recommends to the Board proposals regarding director compensation.

•	Implements and monitors the Board’s governance guidelines and recommends to the Board any modifications to the guidelines.

•	Conducts an annual evaluation of overall Board performance and its governance processes and periodic evaluations of individual directors.

Compensation and Management Development Committee

•

Reviews and approves salaries and incentive plan goals and awards for officers  (“Section 16 officers”) as that term is defined in Rule 16-a1(f) under the Securities Exchange Act of 1934 (the “Exchange Act”), and in doing so for the CEO considers the results of the assessment conducted by the Corporate Governance Committee.

•

Oversees the Company’s incentive compensation, deferred compensation, profit sharing, equity-based compensation and supplemental retirement plans for employees, including approval of equity-based compensation awards for Section 16 officers.

•	Considers and recommends to the Board nominees for election as officers.

•	Reviews the Company’s compensation structure for executive and management employees, and submits to the Board recommendations regarding changes, including new or revised compensation plans.

•	Reviews and monitors compliance with officer and director stock ownership guidelines.

•	Reviews management development and succession plans and succession for Section 16 officers and other key executives.

The following table summarizes the membership of the Board and each of its standing committees during 2010, as well as the number of times the Board and each committee met during the fiscal year ended January 1, 2011:

	Board of Directors	Audit and Finance Committee	Compensation and Management Development Committee	Corporate Governance Committee
Robert L. Bagby	X	X	X	Chairman
Alec C. Covington	X
Sam K. Duncan	X	X	X	X
Mickey P. Foret	X	Chairman	X	X
Douglas A. Hacker	X	X	Chairman	X
Hawthorne L. Proctor	X	X	X	X
William R. Voss	Chairman
Number of fiscal 2010 meetings	12	9	5	4

Each director attended at least 96% of the combination of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which the director served that were held during fiscal 2010.  In aggregate, the directors attended more than 98% of the combination of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which the director served that were held during fiscal 2010.

Board Leadership Structure

Our Bylaws provide the Company with the flexibility to choose a leadership structure that is appropriate for the times and economic circumstances in which the Company operates.  Our current Board Chairman, William R. Voss, is an independent director and has served as our Chairman since 2006.  Alec C. Covington has served as President and Chief Executive Officer of the Company since 2006 as well.  We believe our stockholders are well served by this separation of roles which provides a leadership structure that allows our CEO to focus his efforts on running the Company and the independent Chairman to focus the Board’s efforts on governance and oversight.  Our independent Chairman’s leadership ensures that the Board is focused on relevant matters, has whatever information is needed, and promotes full Board discussion and review while working toward consensus.

The separation of roles notwithstanding, we believe it is important that the CEO and the independent Chairman work together to ensure the Board is fully advised of important issues, trends and business developments.  To that end, the flow of information between management and the Board is frequent, timely and substantive.  Our CEO and Board Chairman work together to determine what information will ensure that the Board has sufficient information to make informed decisions and discharge its oversight role.

Risk Management

At Nash-Finch, risk management is the responsibility of the full Board, not a single Board Committee.  We believe risk assessment is a critical component of effective decision making and therefore have not compartmentalized responsibility for that assessment by charging a single Board Committee with responsibility for risk management.

Our Board Committee structure facilitates the Board’s oversight of risk management.  All independent Directors, with the exception of the Board Chairman, serve as members of each of our Board Committees:  Audit and Finance; Compensation and Management Development; and Corporate Governance, with our Board Chairman serving as an ex officio member of each Committee.   Because all independent Directors participate in all Committee meetings, in addition to all Board meetings, we are able to take a holistic approach to risk management, thereby ensuring that the actions of individual Committees are taken with full knowledge of potential items of risk assessed by the other Committees and the full Board.

Each year our Internal Audit Department utilizes input from the Board and management to identify areas of risk that should be monitored in the upcoming year.  The Board typically focuses on one or more areas of risk and reviews management’s risk mitigation plans at its regularly scheduled Board meetings.

Compensation and Management Development Committee Procedures

Our Board of Directors has charged the Compensation and Management Development Committee with the responsibility to review and either act on behalf of the Board or makes recommendations to the Board concerning compensation for Section 16 officers and review management development and succession plans and succession for Section 16 officers and other key executives.

Under the Compensation and Management Development Committee Charter, the Compensation and Management Development Committee may form and delegate authority to subcommittees consisting of one or more members when deemed appropriate.  The Compensation and Management Development Committee may also delegate to the CEO the authority, within pre-existing guidelines established by the Compensation and Management Development Committee, to approve equity compensation awards to employees other than Section 16 officers of the Company under established stock-based compensation plans of the Company. Any exercise of delegated authority is reported to the Compensation and Management Development Committee at its next regularly scheduled meeting.

In addition, the Compensation and Management Development Committee has the authority to retain and terminate any compensation consulting firm, independent counsel or other advisors as the Compensation and Management Development Committee may deem appropriate to assist in its evaluation of executive compensation. In the course of advising the Compensation and Management Development Committee, the compensation consulting firm may be asked to provide guidance and support to management in connection with matters that are reviewed by the Compensation and Management Development Committee. Under its charter, the Compensation and Management Development Committee has the sole authority to approve related fees and retention terms. Pursuant to its authority, the Compensation and Management Development Committee engaged Towers Watson & Co. as the Compensation and Management Development Committee’s independent consultant for 2010.

The Compensation and Management Development Committee generally consults with management regarding employee compensation matters, receives a recommendation from the Audit and Finance Committee for the compensation of the Vice President, Internal Audit and our CEO makes compensation recommendations for Section 16 officers, excluding our CEO.

Compensation and Management Development Committee Interlocks and Insider Participation

No member of the Compensation and Management Development Committee is now, or was during 2010 or any time prior thereto, an officer or employee of the Company. No member of the Compensation and Management Development Committee had any relationship with the Company during 2010 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of the Company’s executive officers currently serves, or ever has served, as a member of the board of directors, the compensation committee, or any similar body, of any entity one of whose executive officers serves or served on our Board of Directors or the Compensation and Management Development Committee.

Compensation of Directors

Compensation for our non-employee Directors for 2010 was comprised of: cash compensation, consisting of an annual Board and committee retainer, retainers for committee Chairs and the Chairman of the Board and meeting fees; and equity compensation in the form of restricted stock units.  In addition, non-employee Directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

Our goal in setting compensation for our non-employee Directors is to remain competitive in attracting and retaining high quality directors. We also recognize that over the past few years, there has been an increase in Board responsibilities.

Elements of Director Compensation for 2010

The following table lists the elements of non-employee Director cash and equity compensation for 2010:

Compensation Component	Compensation Program
Annual Board and Committee Retainer	$50,000
Annual Board Chairman Retainer	$150,000
Annual Committee Chairman Retainer	Corporate Governance Committee — $7,500
Audit and Finance Committee — $15,000
Compensation and Management Development Committee — $15,000
Board Meeting Fee	Regular meeting, in person or telephonic— $1,500
Administrative telephonic — $750
Committee Meeting Fee	Regular meeting, in person or telephonic— $1,250
Administrative telephonic — $750

Restricted Stock Units	Annual grant with face value of $50,000
Deferred Compensation	Details set forth below

Restricted Stock Units. Restricted stock units, which are a form of performance units previously authorized under the Nash-Finch 2000 Stock Incentive Plan and presently authorized under the Nash-Finch 2009 Incentive Award Plan, vest six months after they are granted (subject to earlier vesting in the event of a director’s death or disability or a change in control of Nash-Finch). Settlement of restricted stock units occurs six months after termination of service as a Director. Restricted stock units may be settled only in shares of Nash-Finch common stock, with one share of stock issued for each restricted stock unit held. Settlement of restricted stock units is accelerated upon a change in control of Nash-Finch, unless a director waives the right to such acceleration. Restricted stock unit account balances are credited with additional units representing the deemed reinvestment of dividend equivalents.

Deferred Compensation. The Director Deferred Compensation Plan was adopted by the Board in December 2004 as a result of amendments to the Internal Revenue Code that affected the operation of non-qualified deferred compensation arrangements for amounts deferred on or after January 1, 2005. The Director Deferred Compensation Plan generally permits a participant to annually defer all or a portion of his cash compensation for service as a non-employee Director of the Company, and have the amount deferred credited to either a cash account, the balance of which fluctuates with the performance of investment funds in which the amounts are deemed invested, or a share account in which amounts deferred are converted to share units, each of which represents the right to receive one share of Nash-Finch common stock. The amounts deferred are payable upon termination of service as a non-employee Director, with amounts deferred to the cash account payable only in cash and amounts deferred to the share account payable only in stock. The Company has established a benefits protection trust to serve as the source of funds and securities to satisfy the Company’s deferred compensation obligations to non-employee Directors under these plans, and is funding the trust at a level equal to the amount of such obligations.

Non-Employee Director Compensation Table

The total 2010 compensation of our non-employee Directors is shown in the following table.

Director Compensation for the Fiscal Year Ended January 1, 2011
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert L. Bagby	95,750	50,000	—	—	—	—	145,750
Sam K. Duncan	89,750	50,000	—	—	—	—	139,750
Mickey P. Foret	103,250	50,000	—	—	—	—	153,250
Douglas A. Hacker	104,000	50,000	—	—	—	—	154,000
Hawthorne L. Proctor	89,750	50,000	—	—	—	—	139,750
William R. Voss	239,750	50,000	—	—	—	—	289,750

Non-employee Directors are permitted to defer the receipt of cash compensation as described under “Elements of Director Compensation for 2010 — Deferred Compensation.”  The portion of compensation deferred by the non-employee directors during fiscal year 2010 is as follows:

Director	Cash Account	Stock Account	Total Deferred
Robert L. Bagby	$ —	95,750	95,750
Hawthorne L. Proctor	$ —	50,000	50,000
William R. Voss	$ 50,000	—	50,000

The amounts reported for stock awards reflect the grant date fair value of restricted stock units issued under the Company’s 2009 Incentive Award Plan.  The grant date fair value of these awards is computed in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation (“ASC Topic 718”).  These awards are further described in “Elements of Director Compensation for 2010—Restricted Stock Units.”   The number of restricted stock units awarded to each director is determined by dividing $50,000 by the fair market value (average of the high and the low price) of a share of Nash-Finch Company common stock on the date the restricted stock units are awarded.

PROPOSAL NO. 2: APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO AMEND ARTICLE III, NATURE AND PURPOSE OF THE COMPANY, ARTICLE IV AND ARTICLE IX, ELECTION OF DIRECTORS, AND TO REPEAL ARTICLE XIV, BOARD CONSIDERATION OF CERTAIN FACTORS.

The Company’s stockholders are being asked to approve an amendment and restatement of the Company’s Restated Certificate of Incorporation that will amend or repeal the following Articles of the Restated Certificate of Incorporation, in each case as described in greater detail below:

•

Article III, Nature and Purpose of the Company;

•

Article IX, Election of Directors; and

•

Article XIV, Board Consideration of Certain Factors.

The amendments to the Restated Certificate of Incorporation proposed for adoption in this Proposal No. 2 are set forth in Appendix I to this proxy statement and are incorporated herein by reference. Deletions are indicated by strikeout and additions are indicated by underlining.

Article III, Nature and Purpose

Article III of the Restated Certificate of Incorporation sets forth the nature and purpose clause of the Company. Consistent with historical practice, the existing Restated Certificate of Incorporation provides a litany of specific activities in which the Company may engage. Article III currently provides that the nature and purpose of the Company is:

(i)

to carry on the business of buying, selling, preparing, manufacturing and dealing in groceries, fruits, tobaccos, cigars, vegetables, produce, specialties, and other merchandise, at both wholesale and retail, for itself or as an agent and broker;

(ii)

to hold, purchase, mortgage, lease, convey and deal in real estate and personal property wherever situated; and

(iii)

to invest and loan money in and upon negotiable paper, real estate mortgages and other securities, and to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of shares of capital stock or any bonds, securities, notes or evidence of indebtedness created or issued by any other corporation, joint stock company, individual or copartnership of Delaware or any other state, country, nation or government, and while owner of such stock to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

The proposed amendment would amend the nature and purpose clause of Article III to provide that the purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Company believes that this amendment reflects modern Delaware corporate law practice and that a high percentage of public companies have charters that include a broad purpose clause. The Company also believes that this amendment would provide it with greater flexibility to adjust its business activities in dynamic and constantly evolving business and market conditions, whether through potential acquisitions or organic growth, and that the new purpose clause would benefit stockholders by allowing the Company to engage in the widest range of business activities permitted under Delaware law.

Article IX, Election of Directors

Article IX of the Restated Certificate of Incorporation currently provides that the directors of the Company shall have the power to make, alter, amend and repeal Bylaws for the Company.

The Company proposes to amend Article IX to provide that, unless and except to the extent that the Bylaws of the Company require, directors may be elected without the use of a written ballot. The Company believes that this amendment adds flexibility to the corporate procedures at meetings of stockholders by making clear that the Company may use other methods of electing directors, such as by electronic means.

Article XIV, Board Consideration of Certain Factors

Article XIV of the Restated Certificate of Incorporation currently provides that the Board of Directors, when evaluating any offer of another party to (i) make a tender or exchange offer for any equity securities of the Company, (ii) merge or consolidate the Company with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, must give due consideration to the social and economic effects on the employees, customers, suppliers and other constituents of the Company and its subsidiaries and the communities in which the Company and its subsidiaries operate or are located.

The Company proposes to repeal Article XIV of the Restated Certificate of Incorporation because, under Delaware law, directors of a Delaware corporation owe fiduciary duties solely to the corporation and its stockholders. In mandating that directors consider the additional factors described above, the Restated Certificate of Incorporation could effectively require that directors consider interests that contradict the interests of the Company and its stockholders.

Required Vote

The affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote is required for the approval of this proposal.

If stockholders approve this proposal, the amendments to the Restated Certificate of Incorporation described above will become effective upon the filing of the amendments with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO REPEAL ARTICLE XII, STOCKHOLDER APPROVAL OF CERTAIN FUNDAMENTAL CHANGES

The Company’s stockholders are being asked to approve an amendment and restatement of the Company’s Restated Certificate of Incorporation that will repeal Article XII of the Restated Certificate of Incorporation, which currently requires the affirmative vote of the holders of at least three-fourths of the Company’s outstanding common stock, subject to certain exceptions, to authorize the following transactions: (i) any merger or exchange of the Company’s shares or shares of any of the Company’s subsidiaries with or into another corporation, (ii) any sale, lease, exchange or other disposition by the Company of all or substantially all of its assets, or (iii) voluntary dissolution of the Company. The amendments to the Restated Certificate of Incorporation proposed for adoption in this Proposal No. 3 are set forth in Appendix II to this proxy statement and are incorporated herein by reference. Deletions are indicated by strikeout and additions are indicated by underlining.

The Company is proposing to amend its Restated Certificate of Incorporation by repealing Article XII and thereby eliminating this supermajority voting requirement. Following the repeal of Article XII, the standard for when stockholder approval of a merger or consolidation is required would default to the requirements prescribed by the DGCL, and the voting standard in instances when stockholder approval is required would be lowered to approval by a majority rather than a supermajority of stockholders.

In proposing this amendment, the Company considered that under certain circumstances, supermajority voting provisions can provide benefits to the Company and its stockholders. Indeed, when the Company proposed the addition of Article XII to our stockholders, we stated that “[t]he Proposed Amendment will render more difficult and may thereby discourage an attempt by any other corporation ... to effect without the prior approval of the Board a merger, sale of all or substantially all of Nash-Finch assets….”  In the event of an unsolicited bid to take over or restructure the Company, the supermajority voting provisions encourage bidders to negotiate with the Board of Directors, increase the Board of Director’s negotiating leverage on behalf of the stockholders and give the Board of Directors time to consider alternatives that might provide greater value for all stockholders.”

The Company recognizes, however, that many stockholders now view supermajority voting requirements as a limitation on the ability of a majority of stockholders to effect corporate actions, that the requirement may unduly restrict the Company’s ability to act promptly and flexibly in order to take advantage of corporate opportunities, and that there is a general trend among Delaware corporations in favor of repealing anti-takeover and other provisions requiring supermajority stockholder approval. The Company believes that the elimination of the supermajority voting requirement will reduce the likelihood that holders of a minority of the outstanding shares of common stock could veto the desires of the holders of a majority of the outstanding common stock. The Company believes that the DGCL, with its majority voting requirement, should control when stockholder approval of a business combination is required and the number of votes necessary to approve such a combination.  Accordingly, the Company is proposing to amend the Restated Certificate of Incorporation to eliminate the supermajority voting requirements as described above.

Required Vote

In accordance with Article XII of the Company’s Restated Certificate of Incorporation, the affirmative vote of at least three-fourths of the outstanding shares of the Company’s common stock entitled to vote is required to amend, alter or repeal Article XII.

If stockholders approve this proposal, the amendment to the Restated Certificate of Incorporation described above will become effective upon the filing of the amended and restated certificate of incorporation of the Company with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4: APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF

      THE COMPANY TO REPEAL ARTICLE XIII, STOCKHOLDER APPROVAL OF CERTAIN

      BUSINESS COMBINATIONS WITH A CONTROLLING PERSON

The Company’s stockholders are being asked to approve an amendment and restatement of the Company’s Restated Certificate of Incorporation that will repeal Article XIII of the Restated Certificate of Incorporation, which requires the affirmative vote of three-fourths of the outstanding shares of common stock not beneficially owned by controlling persons for the approval of business combinations with a controlling person or their affiliates. The amendments to the Restated Certificate of Incorporation proposed for adoption in this Proposal No. 4 are set forth in Appendix III to this proxy statement and are incorporated herein by reference. Deletions are indicated by strikeout and additions are indicated by underlining.

The Company is proposing to amend its Restated Certificate of Incorporation by repealing Article XIII and thereby eliminating its supermajority voting requirement. Following the repeal of Article XIII, the standard for when stockholder approval of a business consolidation with a controlling person is required and the voting standard for that approval would default to the requirements prescribed by the “DGCL”;  under the provisions of the DGCL, stockholder approval generally would be required of a business combination with a person holding 15% or more of the stock of the Company, as opposed to the 10% standard in Article XIII, and the voting standard could be lowered to either the approval of a majority of the outstanding shares or, when required by law,  the approval of two-thirds of the outstanding shares (other than the controlling interest), rather than the supermajority of stockholders currently required under Article XIII.

In proposing this amendment, the Company considered that under certain circumstances, supermajority voting provisions can provide benefits to the Company and its stockholders.  In the event of an unsolicited bid to take over or restructure the Company, the supermajority voting provisions encourage bidders to negotiate with the Board of Directors, increase the Board of Director’s negotiating leverage on behalf of the stockholders and give the Board of Directors time to consider alternatives that might provide greater value for all stockholders.

The Company recognizes, however, that many stockholders now view supermajority vote requirements as a limitation on the ability of a majority of stockholders to effect corporate actions, that the requirement may unduly restrict the Company’s ability to act promptly and flexibly in order to take advantage of corporate opportunities, and that there is a general trend among Delaware corporations in favor of repealing anti-takeover and other provisions requiring supermajority stockholder approval. The Company believes that the elimination of the supermajority voting requirement will reduce the likelihood that holders of a minority of the outstanding shares of common stock could veto the desires of the holders of a majority of the outstanding common stock.  The Company is proposing the repeal of Article XIII because the Company believes eliminating the supermajority requirement is consistent with good governance and that there are sufficient safeguards in place or readily available to protect the Company’s stockholders against inappropriate self-dealing transactions between the Company and interested stockholders that also offer the Company enhanced flexibility in considering such transactions.

For the foregoing reasons, the Company believes that Article XIII of the Restated Certificate of Incorporation could unduly restrict a business combination between the Company and an interested stockholder that may, in the judgment of its independent directors and a majority of its stockholders, otherwise be in the best interests of the Company and its stockholders.

Interests of Certain Persons in the Proposal

           As of December 31, 2010, T. Rowe Price Associates, Inc. beneficially owned approximately 10.5% of the Company’s outstanding common stock. Therefore, T. Rowe Price Associates Inc. constitutes a “controlling person” within the meaning of Article XIII and may be deemed to have an interest in this Proposal No. 4, which if approved, would eliminate supermajority stockholder approval requirements for certain business combinations among such persons and the Company.

Required Vote

           In accordance with Article XIII of the Company’s Restated Certificate of Incorporation, the affirmative vote of at least three-fourths of the outstanding shares of the Company’s common stock not beneficially owned by controlling persons is required to amend, alter or repeal Article XIII. Because T. Rowe Price Associates, Inc. is a controlling person for purposes of Article XIII, their vote will not be taken into account for purposes of voting results on of this Proposal No. 4.  In addition, under the DGCL, Proposal No. 4 also must be approved by the affirmative vote of a majority of the outstanding stock of the Company.

           If stockholders approve this proposal, the amendment to the Restated Certificate of Incorporation described above will become effective upon the filing of the amended and restated certificate of incorporation of the Company with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

           On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law by President Obama.  The Dodd-Frank Act provides for a number of corporate governance and executive compensation reforms, including the requirement that U.S. public companies provide stockholders a non-binding advisory vote on the compensation of the company’s named executive officers (a “say-on-pay” vote).  The say-on-pay vote must occur at least once every three years, and stockholders must also be given, at least once every six years, an advisory vote regarding whether future say-on-pay votes will occur every one, two or three years (a “frequency” vote).  The initial say-on-pay and frequency votes must occur at a company’s first annual stockholder meeting taking place on or after January 21, 2011. Accordingly, these matters will be voted on at our 2011 Annual Meeting.

           The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value.  Our compensation policies and practices are based on a pay-for-performance philosophy and were designed to align with the interests of our stockholders.  As the chart below 1 illustrates, we have out performed our peers over the previous five year period.  This graph assumes a $100 investment in each of Nash Finch Company, the S&P SmallCap 600 Index and the peer group indices at the close of trading on December 31, 2005, and also assumes the reinvestment of all dividends.   The stock price performance shown below is not necessarily indicative of future performance.

____________

1 The peer group represented in the line graph above includes the following nine publicly traded companies: SuperValu Inc (“SVU”)., Arden Group, Inc., The Great Atlantic & Pacific Tea Company, Inc. (“A&P”), Ingles Markets, Incorporated, Ruddick Corporation, Spartan Stores, Inc., United Natural Foods, Inc., Weis Markets, Inc. and Core-Mark Holding Company, Inc.  The peer group cumulative return is weighted by market capitalization of each peer company as of the beginning of the five-year performance period.  We outperformed our peer group even when the results of A&P (which filed for protection under bankruptcy laws on December 11, 2010) and Supervalu (which has experienced a significant decline in the value of its common stock) are excluded. From time-to-time, the peer group companies have changed due to merger and acquisition activity, bankruptcy filings, company delisting and other similar occurrences.  There were no changes to the peer group during our fiscal 2010.

                A review of the key components of the fiscal 2010 compensation delivered to our executive officers demonstrates our focus on alignment between stockholder value and executive compensation.

Base Salary:  Throughout the recent economic downturn - which in our space became pronounced in 2008 and continues to a lesser extent to this day - our Company has maintained a strong balance sheet, enjoyed strong levels of liquidity and generated significant free cash flow.  The stewardship of our executives was instrumental in delivering these results.  Despite this performance, we did not increase the base salaries of our named executive officers in 2010.  Indeed, with the exception of Mr. Brunot, we have not increased the salary of any of our named executive officers since they were hired in 2006 and 2007.

Performance Based Short-Term Cash Bonus:  We believe that our incentive programs are designed to provide rewards consistent with the creation of stockholder value. As a result, we set aggressive performance targets to ensure that specified financial goals are achieved. Consequently, higher compensation is paid when goals are exceeded and reduced compensation is paid when goals are not met. Based on results achieved against the metrics of our 2010 Performance Incentive Plan, our executives earned a bonus payout of 46.5% of target in 2010, with the exception of Mr. Brunot, who received a bonus payout of 24.9%. This payout is reflective of these aggressive goals combined with uncertain economic conditions and continued market volatility. Although these results did not meet our full expectations, the Company will continue to challenge its executives through the use of aggressive performance targets while still maintaining a competitive compensation structure.

Performance Based Long-Term Incentive Equity Payout:  The Company’s 2010 Long Term Incentive Plan (“LTIP”) commenced on January 3, 2010 and will conclude on December 29, 2012.  Payouts under the plan, if any, will be determined based on the Company’s performance on two key metrics over the three year measurement period, namely:  (1) a blend of absolute RONA and CAGR of RONA and (2) the comparison of the cumulative three-year actual Consolidated EBITDA results to the cumulative three-year strategic plan Consolidated EBITDA targets. These goals are set at levels that the Company believes are aggressive but achievable.  Payouts under the terms of the plan can range from a zero payout to a 200% payout.

Special Equity Grant:  We awarded Mr. Brunot a restricted stock agreement in 2010 which will vest five years after the date of the grant so long as he continues to be employed by the Company.   The Compensation and Management Development Committee approved this award in recognition of Mr. Brunot’s increased responsibilities at the Company and the growing footprint of the military distribution business.  Under Mr. Brunot’s leadership, in 2009 and 2010 we successfully integrated the three distribution centers acquired from GSC Enterprises, Inc. in 2009, and we acquired a distribution center in Columbus, GA and brought it on line before year end 2010.  In 2010 we acquired a distribution center in Bloomington, IN which was fully operational by year end.  We also acquired distribution centers in Oklahoma City, OK which should be operational early in fiscal 2012.   This grant not only

compensates Mr. Brunot for his contributions to the Company but also aids with retention as, absent a change in control or other intervening event such as Mr. Brunot’s death or disability, the restricted stock units do not vest until 2015 and require Mr. Brunot’s continued employment as a condition of vesting.

Claw Back Provisions:  Both our short-term cash bonus plan and our LTIP plan under which compensation was earned in 2010 included claw back provisions that provide that if the CEO and CFO do not receive, or are required to reimburse the Company for, an annual bonus or performance unit payout in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, then all of our Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, including the named executive officers, will similarly be denied or obligated to repay any bonus or performance unit payout for such period.

We believe our executive compensation programs achieve a strong alignment with the interests of our stockholders.  We encourage you to review the “Compensation Discussion and Analysis” portion of this proxy statement for additional details and information on our executive compensation programs.

Effect of Vote

Because your vote is advisory, it will not be binding upon the Company.  However, the Board of Directors, including its Compensation and Management Development Committee, values our stockholders’ opinions, and we will consider the outcome of this Say-on-Pay Vote when determining executive compensation for 2012; compensation plans for 2011 have already been approved as mandated by section 162(m) of the United States tax laws.

Resolution

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6:    ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTE ON EXECUTIVE COMPENSATION (“FREQUENCY” VOTE).

As discussed above, in accord with the Dodd-Frank Act, we are asking our stockholders to vote, on an advisory basis, on whether future say-on-pay votes will occur every one, two or three years.  In voting on this proposal, our stockholders will have four choices – recommending that say-on-pay votes occur every one, two or three years, or abstaining from voting on this proposal.

 The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value.  The Frequency vote is advisory, and therefore not binding on the Company. However, our Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

After considering this item, our Board has determined that an annual advisory vote on executive compensation is the preferred choice.  Mindful that a careful consideration of a Company’s executive compensation program places additional time burdens on stockholders, and the fact that our Company and its compensation programs are focused on driving the delivery of long-term value to our stockholders, not short term gains, our Board did not lightly come to this recommendation.  Indeed, before formulating its recommendation, our Board directed management to reach out to some of our major stockholders to determine their preference for voting frequency.  The majority of stockholders responding were in favor of an annual vote.  Accordingly, our Board unanimously recommends that the advisory vote on executive compensation be held every year.

You may cast your vote by choosing from the following options:  every year, every second year, every third year or you may abstain.  The option that receives the highest number of votes cast by the stockholders will be the frequency for the advisory vote on executive compensation deemed to have been approved by the stockholders.

Resolution

RESOLVED, that the option of once every year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold an advisory vote by stockholders to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL NUMBER 7:  RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Audit and Finance Committee of the Board has selected Grant Thornton LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2011. The Board of Directors has directed that management submit the selection of Grant Thornton LLP as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. We have requested and expect a representative of Grant Thornton LLP to be present at the Annual Meeting, to make a statement if he or she so desires and to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Company is submitting the selection of Grant Thornton LLP to stockholders for ratification as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of Nash-Finch and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Grant Thornton LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 7, RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NUMBER 8: STOCKHOLDER PROPOSAL REGARDING CUMULATIVE VOTING.

Mr. Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado, 80202-2917, (303) 355-1199, owner of approximately 393 shares of common stock as of March 23, 2011, has advised us that he plans to introduce the following resolution:

RESOLUTION

That the shareholders of NASH-FINCH COMPANY, request its Board of Directors to take the steps necessary to provide cumulative voting in the election of Directors in future annual meetings, which means that each shareholder shall be entitled to as many votes as shall equal the number of shares owned by the shareholder multiplied by the number of directors to be elected, and may cast all of the accumulated votes FOR a single candidate, of for any two or more of them as the shareholder may see fit.

STOCKHOLDER STATEMENT

Many states, including Minnesota, require cumulative voting in the elections of Directors. All National Banks require cumulative voting.

Nash-Finch has escaped cumulative voting by incorporating in Delaware where it has no operations.

Cumulative voting allows proportionate representation on a board of directors. At Nash-Finch, this would allow the owners of one-seventh of the shares represented in the meeting to elect a director those owners believe in and trust.

The proponent has presented two proposals in the past which have been enacted by the Board of Directors. The declassification of directors’ terms from three years to one year, and a shareholder vote on executive compensation.

He believes that an independent director with a strong commitment to corporate and business ethics who supports good corporate governance practices could be independently elected to the Board with cumulative voting; and, had this been in place, the Avanza Supermarket subsidiary in Colorado would never have added a ten percent (10%) fee to the total purchases of its customers. This practice was stopped only upon the settlement of a lawsuit against Nash-Finch Company.

What is the value of the loss of goodwill to Nash-Finch in this matter?

Granted this is not as significant as the careless operations of an oil well in the Gulf of Mexico-- it is, however, in the eyes of the proponent, a cause for increased accountability.

For informational purposes, the proponent of this proposal served as a Director and President of a profitable and respected Colorado land-holding company for more than thirty-three years where cumulative voting and one year terms were always present.

If you agree with him that corporate ethics and good governance practices are in the best interests of shareholders, please join him in voting FOR this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board believes that cumulative voting is not in the best interests of Nash-Finch Company or its stockholders.  Nash-Finch, like most other major corporations, provides stockholders with one vote per share for each board seat up for election.  In uncontested elections, like the director elections this year, Nash-Finch directors are elected by an affirmative majority of the votes cast.  In contested elections – where there are more nominees than board seats available – directors are elected by a plurality of the votes cast.  This procedure is fair, transparent and we believe most likely to produce a Board that is focused on the best interests of all stockholders, rather than the special interests of a few minority stockholders.  We believe cumulative voting is both inconsistent and incompatible with our majority voting standard for the election of directors.

If the stockholder proposal is implemented, it will effectively nullify our shareholders’ prior decision to eliminate the supermajority voting requirement for the removal of directors.  Moreover, we believe implementing cumulative voting would allow minority stockholders to have a disproportionate effect on the election of directors, possibly leading to the election of directors beholden to the special interests of a minority group of stockholders.  We believe this proposal is contrary to the governance principles Nash-Finch follows which demonstrate our directors are committed to being responsive and accountable to all stockholders.

The Board believes that its current corporate governance provisions, including annual election of directors, majority voting, the separation of the Chairman and Chief Executive Officer roles, and strong director independence, are the best ways to serve stockholder interests while preserving the Board’s ability to operate effectively and in the best interests of the Company as a whole. The Company’s commitment to good corporate governance is unwavering, and that commitment leads the Board to recommend against adopting cumulative voting in director elections.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL, PROPOSAL NO. 8.  PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS STOCKHOLDER PROPOSAL UNLESS OTHERWISE SPECIFIED BY THE STOCKHOLDER.

CORPORATE GOVERNANCE

Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which were last amended on April 26, 2010, a copy of which can be found in the “Investor Relations” section of the Nash-Finch website at www.nashfinch.com under the tab “Corporate Governance.”  Consistent with the Guidelines:

•

Independent Directors.  All of the members of the Board except for Mr. Covington, our President and Chief Executive Officer, have been determined by the Board to be “independent directors,” as the term is defined in Rule 4200(a)(15) of the NASDAQ Stock Market. The NASDAQ independence definition consists of a series of objective tests, including that the director is not an officer or employee of ours and has not engaged in various types of business dealings with us. In addition, as further required by NASDAQ rules, our Board has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment by each such director in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the individual directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

•

Chairman and Lead Independent Director.  The Guidelines provide that if at any time the Chairman of the Board is not an independent director, one of the independent directors shall be designated by the Board as the lead independent director to chair executive sessions of the independent directors, set Board agendas with the Chairman of the Board, and perform such other functions as our Bylaws provide or as the Board may specify from time to time.

•

Committee Composition.  All committees of the Board are composed exclusively of independent directors.

•

Committee Charters.  Each committee operates under a Board-approved charter setting forth the purpose, authority and duties of the committee. Copies of these charters can be found in the “Investor Relations” section of the Nash-Finch website at www.nashfinch.com under the tab “Corporate Governance.”

•

Executive Sessions of Independent Directors.  Each regularly scheduled Board meeting includes an executive session of the independent directors without management present.

•

Access to Outside Advisors.  The Board and its committees have the authority to retain independent outside financial, legal, compensation or other advisors as they deem necessary or advisable.

•

Assessing Board and Committee Performance.  Annual evaluations of the performance and effectiveness of the Board and each committee are conducted.

•

Code of Business Conduct.  The Board has adopted a Code of Business Conduct applicable to Nash-Finch directors and employees generally, as well as a Code of Ethics for Senior Financial Management applicable to our Chief Executive Officer, Chief Financial Officer and Corporate Controller. Copies of these Codes can be found in the “Investor Relations” section of the Nash-Finch website at www.nashfinch.com under the tab “Corporate Governance.”

•

Stock Ownership by Directors.  Directors are expected, within three years of joining the Board, to accumulate Nash-Finch stock whose value is at least five times the amount of the annual base retainer and to make reasonable, good faith efforts to maintain a stockholding of at least that amount.

Director Attendance at Annual Stockholders Meetings.  Directors are expected to make every reasonable effort to attend the annual meetings of the stockholders of Nash-Finch. All directors, with the exception of Mr. Bagby who had a conflict, attended the 2010 annual meeting of stockholders.

Related Party Transaction Policy and Procedures

In addition to the provisions of our Code of Business Conduct and Code of Ethics for Senior Financial Management that deal with conflicts of interest and related party transactions, we have adopted a Related Party Transaction Policy and Procedures that is designed to confirm our position that related party transactions should be avoided except when they are in our interests and to require that certain types of transactions that may create conflicts of interest or other relationships with related parties are approved in advance by the members of the Audit and Finance Committee who are disinterested with respect to the matter under consideration. This policy applies to transactions meeting the following criteria:

 •

the amount involved will or may be expected to exceed $50,000 in any fiscal year;

 •

we or any of our subsidiaries would be a participant; and

 •

any person who is or was in the current or immediately preceding fiscal year an executive officer, Director, Director nominee, greater than five percent beneficial owner of our common stock, immediate family member of any of the foregoing or a firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, has or will have a direct or indirect interest.

In adopting this policy, the Board of Directors reviewed certain types of transactions and deemed them to be pre-approved even if the amount involved exceeds $50,000. These types of transactions include:

 •

Compensation:

—

to any executive officer or Director (for services as a director) if the compensation is required to be reported in our proxy statement pursuant to Item 402 of Regulation S-K (“Item 402”); or

 —

to any executive officer (other than an immediate family member of another related party) if the compensation would have been required to be reported under Item 402 as compensation earned for services to us if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to our Board of Directors for approval, by the Compensation and Management Development Committee.

 •

Transactions that are in our ordinary course of business and where the interest of the related party arises only:

 —

from the related party’s position as a director of another corporation or organization that is a party to the transaction; or

 —

from the direct or indirect ownership by the related party and all other related parties, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction; or

 —

from both “such positions described above and” such ownership described above; or

 —

from the related party’s position as a limited partner in a partnership in which the related party and all other related parties, in the aggregate, have an interest of less than 5%, and the related party is not a general partner of and does not have another position in the partnership.

 •

Transactions that are in our ordinary course of business and where the interest of the related party arises solely from the ownership of a class of our equity securities and all holders of such class of our equity securities will receive the same benefit on a pro rata basis.

Under the terms of our Related Party Transaction Policy and Procedures, when considering whether to approve a proposed related party transaction, factors to be considered include, among other things, whether such transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

During 2010, there were no transactions as described in the preceding paragraphs. In the ordinary course of business, however, the Company may from time-to-time engage in transactions with other corporations whose officers or directors are also Directors of the Company. These transactions may include the Company’s purchase of products from certain companies, including OfficeMax Inc. and Gladson, LLC. These arrangements are conducted on an arm’s-length basis. The relevant outside Director does not participate in these business relationships nor profit directly from them.

A copy of our Related Party Transaction Policy and Procedures is posted on our website, which can be viewed by going to www.nashfinch.com and clicking on the “Investor” tab and then selecting the Corporate Governance section and finally selecting the document titled “Related Party Transaction Policy and Procedures” from the list of documents on the web page.

Director Candidates

The Corporate Governance Committee considers candidates for Board membership suggested by its members and other

Board members, as well as by management. The Corporate Governance Committee may retain a third-party executive search firm to identify and assist in evaluating candidates. Nash-Finch stockholders may also recommend individuals for the Corporate Governance Committee to consider as potential director candidates by submitting a written recommendation to the Secretary, Nash-Finch Company, 7600 France Avenue South, Minneapolis, MN 55435. In addition to any requirements under the Company’s Restated Certificate of Incorporation or Bylaws, any recommendation must include:

•

sufficient biographical information concerning the recommended individual for the Corporate Governance Committee to consider, including employment and educational background, other board and committee memberships, and any relationships that might affect a determination by the Board that the individual would be considered independent;

•	a written consent signed by the recommended individual by which he or she agrees to stand for election if nominated by the Board and to serve if elected by the stockholders; and

•

the name and address of the stockholder submitting the recommendation, the number of shares of Nash-Finch common stock held of record and beneficially by the stockholder, and the name in which such shares are registered on the stock transfer records of Nash-Finch.

The Corporate Governance Committee may require that the recommended individual furnish additional information, if necessary, to assist the Corporate Governance Committee in assessing the qualifications of that individual to serve as a director.

When evaluating candidates and determining whether to recommend any candidate for inclusion in the Board’s slate of recommended Director nominees, including candidates recommended by stockholders, the Corporate Governance Committee compares the qualifications of the candidates to the criteria set forth in Nash-Finch’s Corporate Governance Guidelines. These criteria include the breadth and depth of relevant business and board experience, judgment and integrity, reputation in one’s profession, ability to devote sufficient time to Board responsibilities, commitment to serving on the Board for an extended period of time, diversity of background, education, leadership ability, concern for the interests of stockholders and relevant regulatory guidelines. Consideration of a candidate is made in the context of an assessment of the perceived needs of the Board and its committees at the particular point in time, and no specific weights are assigned to particular criteria. The Board believes that the backgrounds and qualifications of the Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board and its committees to fulfill their responsibilities.  The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background, perspective, viewpoint and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Communications from Stockholders

Stockholders who wish to communicate with the Board may do so by writing to the Board or a particular Director. Such communications should be addressed to the Board of Directors or a particular Director c/o Secretary, Nash-Finch Company, 7600 France Avenue South, Minneapolis, MN 55435. Each communication will initially be received and processed by the Secretary of Nash-Finch, who will then refer the communication to the appropriate Board member (either the Director named in the communication, the Chairman of the board committee having authority over the matter raised in the communication, or the Chairman of the Board in all other cases). The Director to whom a communication is referred will determine, in consultation with Company counsel, whether a copy or summary of the communication will be provided to the other Directors. The Board will respond to communications if and as appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock, as of March 23, 2011, for each stockholder who we know owns beneficially more than five percent of the outstanding shares of common stock on that date.  Shares reported as beneficially owned include those the beneficial owner has the right to acquire within 60 days of March 23, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (*)
T. Rowe Price Associates, Inc.	1,285,511(a)	10.62%
100 E. Pratt Street Baltimore, MD 21202
BlackRock, Inc.	971,221(b)	8.02%

40 East 52nd Street New York, NY 10022
Dimensional Fund Advisors LP	906,588(c)	7.49%
Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746
The Bank of New York Mellon Corporation	866,442(d)	7.16%
One Wall Street, 31st Floor New York, NY 10286
Schroder Investment Management North America Inc.	850,909(e)	7.03%
875 Third Avenue, 21st Floor New York, NY 10022
Brandywine Global Investment Management, LLC	831,787(f)	6.87%
2929 Arch Street, 8th Floor Philadelphia, PA 19104
Dreman Value Management, L.L.C.	772,464(g)	6.38%
Harborside Financial Center, Plaza 10, Suite 800 Jersey City, NJ 07311
The Vanguard Group, Inc.	667,256(h)	5.51%
100 Vanguard Blvd Malvern, PA 19355

____________

*      Based upon 12,108,622 shares of common stock outstanding as of March 23, 2011.

(a)

According to a Schedule 13G/A filed with the SEC on February 10, 2011 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. (collectively, “T. Rowe”), T. Rowe (a) is a registered investment advisor and (b) has sole voting power over 436,511 shares, shared voting power over no shares, sole dispositive power over 1,285,511 shares and shared dispositive power over no shares. These securities are owned by various individual and institutional investors for which T. Rowe serves as investment adviser with power to direct investments and/or sole power to vote the securities. The principal business address of T. Rowe is 100 E. Pratt Street, Baltimore, MD 21202.

(b)

According to a Schedule 13G/A filed with the SEC on February 7, 2011 by BlackRock, Inc. (“BlackRock”), BlackRock (a) is a parent holding company and (b) has sole voting power over 971,221 shares, shared voting power over no shares, sole dispositive power over 971,221 shares and shared dispositive power over no shares. The principal business address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(c)

According to a Schedule 13G/A filed with the SEC on February 11, 2011 by Dimensional Fund Advisors LP (“Dimensional”), Dimensional (a) is a registered investment advisor and (b) has sole voting power over 879,513 shares, shared voting power over no shares, sole dispositive power over 906,588 shares and shared dispositive power over no shares. These securities are owned by various individual and institutional investors for which Dimensional serves as investment adviser, with power to direct investments and/or sole power to vote the securities. The principal business address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(d)

According to a Schedule 13G filed with the SEC on February 4, 2011 by The Bank of New York Mellon Corporation (“BNY”), BNY (a) is a parent holding company and (b) has sole voting power over 856,016 shares, shared voting power over no shares, sole dispositive power over 856,654 shares and shared dispositive power over no shares. The principal business address of BNY is One Wall Street, 31st Floor, New York, NY 10286.

(e)

According to a Schedule 13G/A filed with the SEC on February 16, 2011 by Schroder Investment Management North America Inc. (“Schroder”), Schroder (a) is a registered investment advisor and (b) has sole voting power over 792,000 shares, shared voting power over 58,909 shares, sole dispositive power over 850,909 shares and shared dispositive power over no shares. These securities are owned by various individual and institutional investors for which Schroder serves as investment adviser with power to direct investments and/or sole power to vote the securities. The principal business address of Schroder is 875 Third Avenue, 21st Floor New York, NY 10022.

(f)

According to a Schedule 13G/A filed with the SEC on February 11, 2011 by Brandywine Global Investment Management, LLC

(“Brandywine”), Brandywine (a) is a registered investment advisor and (b) has sole voting power over 576,285 shares, shared voting power over no shares, sole dispositive power over 830,687 shares and shared dispositive power over no shares. These securities are owned by various individual and institutional investors for which Brandywine serves as investment adviser with power to direct investments and/or sole power to vote the securities. The principal business address of Brandywine is 2929 Arch Street, 8th Floor, Philadelphia, PA 19104.

(g)

According to a Schedule 13G filed with the SEC on February 14, 2011 by Dreman Value Management, L.L.C. (“Dreman”), Dreman (a) is a registered investment advisor and (b) has sole voting power over 121,980 shares, shared voting power over 11,337 shares, sole dispositive power over no shares and shared dispositive power over 772,464 shares. These securities are owned by various individual and institutional investors for which Dreman serves as investment adviser with power to direct investments and/or sole power to vote the securities. The principal business address of Dreman is Harborside Financial Center, Plaza 10, Suite 800, Jersey City, NJ 07311.

(h)

According to a Schedule 13G/A filed with the SEC on February 10, 2011 by The Vanguard Group, Inc. (“Vanguard”), Vanguard (a) is a registered investment advisor and (b) has sole voting power over 20,281 shares, shared voting power over no shares, sole dispositive power over 646,975 shares and shared dispositive power over 20,281 shares. These securities are owned by various individual and institutional investors for which Vanguard serves as investment adviser with power to direct investments and/or sole power to vote the securities. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA  19355.

SECURITY OWNERSHIP OF MANAGEMENT

The table below sets forth information regarding beneficial ownership of our common stock by (1) each of our Director nominees, (2) the executive officers named in the Summary Compensation Table of this proxy statement, and (3) all of our directors and executive officers as a group.  Information is presented as of March 23, 2011, except where otherwise noted.  Each shareholder exercises sole voting and dispositive powers with respect to all shares reported as beneficially owned by such shareholder.

For purposes of this table, the number of shares of common stock beneficially owned by each person includes (a) shares of common stock owned directly or indirectly, (b) shares of common stock subject to options held by the person that are currently exercisable or will become exercisable within 60 days from March 23, 2011, and (c) shares of common stock that the person would have the right to acquire upon settlement of share units if the person’s service as a Director or executive officer were to end within 60 days from March 23, 2011.

We have also included in the table the target number of performance units awarded to executive officers under the Long-Term Incentive Program (described under “Executive Compensation and Other Benefits — Elements of Executive Compensation — Long-Term Incentives”) and performance units designated as restricted stock units awarded to executive officers (described under “Executive Compensation and Other Benefits — Elements of Executive Compensation — Restricted Stock Units”). Although the shares for which these units may be settled are not considered beneficially owned by the respective individuals, the units are presented here as additional information because they represent an economic interest of the individuals in the Company’s common stock.

	Total Beneficially	Vested and	Performance	Total Stock	Percent of
Name of Beneficial Owner	Owned(1)	Deferred(2)	Units(3)	Interest(4)	Class
Robert L. Bagby(5) Director	5,000	17,224	—	22,224	*
Alec C. Covington(6) President and Chief Executive Officer	—	376,568	187,518	564,086	*
Sam K. Duncan(7) Director	5,000	4,257	—	9,257	*
Mickey P. Foret(8) Director	9,000	8,449	—	17,449	*
Douglas A. Hacker(9) Director	3,500	8,449	—	11,949	*
Hawthorne L. Proctor(10) Director	—	7,331	—	7,331	*
William R. Voss(11) Director	12,500	32,316	—	44,816	*

Robert B. Dimond(12) Executive Vice President, Chief Financial Officer & Treasurer	—	60,690	84,216	144,906	*
Christopher A. Brown(13) Executive Vice President, President and Chief Operating Officer, Nash-Finch Wholesale	—	32,508	107,027	139,535	*
Calvin S. Sihilling(14) Executive Vice President, Chief Information Officer	—	26,340	84,816	111,156	*
Edward L. Brunot(15) President and Chief Operating Officer of MDV	208	14,633	53,432	68,273	*
All Directors and Executive Officers as a Group (14 persons)	51,239	633,479	728,499	1,413,217	*

____________

*      Indicates beneficial ownership of less than 1%.

(1)

For directors and executive officers, the number shown represents common shares beneficially owned.

(2)

For directors, the number shown represents both share units and restricted stock (performance) units that are payable in shares of Nash-Finch common stock following termination of service on the Board under the 1997 Non-Employee Director Stock Compensation Plan, the Director Deferred Compensation Plan, the 2000 Stock Incentive Plan and the 2009 Incentive Award Plan.  For executive officers, the number shown represents restricted performance units that have vested, but have been deferred into the Deferred Compensation Plan as described under “Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans.”

(3)

Includes both the target number of performance units awarded under the Company’s Long-Term Incentive Program, 2000 Stock Incentive Plan and the 2009 Incentive Award Plan and performance units designated as restricted stock units.  The units awarded under the Company’s Long-Term Incentive Program, 2000 Stock Incentive Plan and the 2009 Incentive Award Plan will vest and be settled in shares of the Company’s common stock if and to the degree the Company achieves specified performance goals over a three-year performance period.  Actual payouts could range from 0 to 200% of the target amount. The performance units designated as restricted stock units either vest annually on the anniversary date of the award or at the end of 5 years.

(4)

Equals the sum of the total number of shares beneficially owned, shares vested and deferred as described in note (2) and the performance units described in note (3).

(5)

Beneficially owned shares of Mr. Bagby include 5,000 shares of common stock.  The amounts under the Vested and Deferred column include 17,224 share units.

(6)

Vested and deferred shares for Mr. Covington include 297,646 vested performance units that Mr. Covington has deferred into the Company’s Deferred Compensation Plan, 33,070 performance units that will vest on May 1, 2011 and approximately 45,852 shares that are vested and will be deferred within 60 days from April 1, 2011 under the Company’s Long-Term Incentive Program. The amounts under the Performance Units column for Mr. Covington include 89,180 units awarded under the Company’s Long-Term Incentive Program and 98,338 stock appreciation rights which upon exercise would result in an award of restricted stock if the terms and conditions described under “Executive Compensation and Other Benefits – Compensation Discussion and Analysis – Stock Appreciation Rights” are met.

(7)

Beneficially owned shares of Mr. Duncan include 5,000 shares of common stock.  The amounts under the Vested and Deferred column include 4,257 share units.

(8)

Beneficially owned shares of Mr. Foret include 9,000 shares of common stock.  The amounts under the Vested and Deferred column include 8,449 share units.

(9)

Beneficially owned shares of Mr. Hacker include 3,500 shares of common stock.  The amounts under the Vested and Deferred column include 8,449 share units.

(10)

Vested and deferred shares of Mr. Proctor include 7,331 share units.

(11)

Beneficially owned shares of Mr. Voss include 12,500 shares of common stock.  The amounts under the Vested and Deferred column include 32,316 share units.

(12)

Vested and deferred shares for Mr. Dimond include 52,436 vested performance units that Mr. Dimond has deferred into the Company’s Deferred Compensation Plan and approximately 8,254 shares that are vested and will be deferred within 60 days from April 1, 2011 under the Company’s Long-Term Incentive Program.  Performance units for Mr. Dimond include 16,055 units awarded under the Company’s Long-Term Incentive Program, 40,660 restricted stock units granted on January 2, 2007 that will vest on the fifth anniversary of the grant, assuming continued employment with the Company and 27,501 stock appreciation rights which upon exercise would result in an award of restricted stock if the terms and conditions described under “Executive Compensation and Other Benefits – Compensation Discussion and Analysis – Stock Appreciation Rights” are met.

(13)

Vested and deferred shares for Mr. Brown include 22,053 vested performance units that Mr. Brown has deferred into the Company’s Deferred Compensation Plan and approximately 10,455 shares that are vested and payable within 60 days from April 1, 2011 under the Company’s Long-Term Incentive Program.  Performance units for Mr. Brown include 20,336 units awarded under the Company’s Long-Term Incentive Program, 51,856 restricted stock units granted on November 6, 2006 that will vest on the fifth anniversary of the grant, assuming continued employment with the Company and 34,835 stock appreciation rights which upon exercise would result in an award of restricted stock if the terms and conditions described under “Executive Compensation and Other Benefits – Compensation Discussion and Analysis – Stock Appreciation Rights” are met.

(14)

Vested and deferred shares of Mr. Sihilling include 18,086 vested performance units that Mr. Sihilling has deferred into the Company’s Deferred Compensation Plan and approximately 8,254 shares that are vested and payable within 60 days from April 1, 2011 under the Company’s Long-Term Incentive Program.  Performance units for Mr. Sihilling include 16,055 units awarded under the Company’s Long-Term Incentive Program, 41,260 restricted stock units granted on August 7, 2006 that will vest on the fifth anniversary of the grant, assuming continued employment with the Company and 27,501 stock appreciation rights which upon exercise would result in an award of restricted stock if the terms and conditions described under “Executive Compensation and Other Benefits – Compensation Discussion and Analysis – Stock Appreciation Rights” are met.

(15)

Beneficially owned shares of Mr. Brunot include 208 shares of common stock.  The amounts under the Vested and Deferred column include 10,048 vested performance units that Mr. Brunot has deferred into the Company’s Deferred Compensation Plan and approximately 4,585 shares that are vested and payable within 60 days from April 1, 2011 under the Company’s Long-Term Incentive Program. Performance units include 11,279 units awarded under the Company’s Long-Term Incentive Program, 13,432 restricted stock units granted on July 16, 2007 that will vest on the fifth anniversary of the grant, assuming continued employment with the Company, 10,967 restricted stock units from a grant on February 2, 2009 of which a portion will vest at the end of each of the five fiscal years covered by the grant if the performance targets applicable to that fiscal year are met and 17,754 restricted stock units granted on April 26, 2010 that will vest on the fifth anniversary of the grant, assuming continued employment with the Company.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Compensation and Management Development Committee Report

The Compensation and Management Development Committee has reviewed and discussed the “Compensation Discussion and Analysis” appearing below with Company management and based on such review and discussion, the Compensation and Management Development Committee has recommended to the Board that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K for 2010.

COMPENSATION AND MANAGEMENT

DEVELOPMENT COMMITTEE

Douglas A. Hacker, Chairman

Robert L. Bagby

Sam K. Duncan

Mickey P. Foret

Hawthorne L. Proctor

Compensation Discussion and Analysis

The Compensation and Management Development Committee of the Board of Directors, referred to in this discussion as the “Committee”, is responsible for developing and implementing our executive compensation policies and programs, and determining compensation for our executive officers.  All Committee members are directors who are neither officers nor employees of Nash-Finch and who have been determined by the Board to be “independent” under applicable NASDAQ rules. The Committee has the authority to directly engage and discharge independent compensation consultants, as well as other advisers and experts, to provide advice and assistance in structuring and implementing our executive compensation program.  During 2010, the Committee utilized the services of Towers Watson & Co. as its independent compensation consultant.

A discussion of the composition and procedures of the Committee is set out above in “Compensation and Management Development Committee Procedures.” The following discussion and analysis, which has been reviewed and approved by the Committee, analyzes the objectives and results of our 2010 executive compensation program, as well as the 2011 objectives, as it relates to the executive officers identified in the Summary Compensation Table, whom we refer to as our “named executive officers.”

Our named executive officers include our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and the next three most highly compensated executive officers based on total compensation, which is calculated under SEC regulations.

Compensation Philosophy and Objectives

The Committee ties a substantial portion of each named executive officer’s total potential compensation to Company and individual performance  The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. We believe that linking the compensation of key executives to performance better aligns the interest of management to the interests of our stockholders.

The key objectives supporting this philosophy are the following:

•

Strong Relationship Between Performance and Pay — We believe that executive compensation should be strongly linked to measured performance with a substantial portion of pay at risk.  At least 50% of the compensation programs offered to named executive officers in 2010 placed compensation at risk.  By placing a substantial portion of total compensation at risk, we provide the opportunity for both higher than market average compensation over periods of sustained excellent financial performance and lower than market average compensation in times of poor financial performance.

•

Much Compensation Remains At Risk After it is Earned — As an incentive to create value for stockholders, stock-based compensation represents a substantial portion of total executive compensation.  Stock-based compensation aligns the interests of the executives and our stockholders and rewards executives in line with stockholder gains.  Stock-based compensation for eligible employees, including the named executive officers, currently consists of (1) grant of restricted stock units (“RSUs”) (issued for the most part when the named executive officers were recruited into their current positions); (2) Long-Term Incentive Plan (“LTIP”) grants which are made annually and pay out in common stock after the end of a three-year measurement period; and (3) a one time grant of stock appreciation rights (“SARs”) granted to the named executive officers in connection with the Company’s acquisition of certain assets of GSC Enterprises, Inc., the vesting of which is tied directly to increased stockholder value.  Compensation earned by the named executive officers under the Company’s 2006, 2007, 2008 and 2009 LTIPs remains at risk even after it is earned, as those plans payout in common stock after the named executive officer’s employment with the Company ends.

•

Pay Competitively at Target Performance — We intend to provide executives with compensation opportunities competitive with those in companies, comparable in size and scope, with which we compete for people and customers, while supporting a high-performance culture by tying a substantial portion of compensation to results.  This competitive market check is informative, but not determinative as often it is not discernable whether the scope and breadth of positions at different organizations are comparable to the positions at our Company.

•

Deliver Competitive Pay through Annual Programs and Periodic Special Grants — We utilize both annual programs and special grants to achieve our goal of delivering competitive compensation.  Annual programs consist of base salary, short-term incentive plans (“STIP”) and LTIP programs, which taken alone do not deliver competitive compensation, on average, to our senior management team.  We supplement these programs with periodic special grants, such as RSUs to reach our goal of delivering competitive compensation.

•

Adapt Pay Programs over Time as the Company’s Circumstances and Needs Change — We are not static in our approach to executive compensation.  We make changes when appropriate to ensure continued alignment between the interests of management and our stockholders and to properly incentivize and reward management.

•

Ensure Compensation Programs Do Not Create Risk for the Company — We design our compensation programs and set our performance targets at levels which incentivize our executives to deliver value to our stockholders without incentivizing inappropriate risk taking.

Compensation Review – 2006 to Present

2006 – Hiring a New Team

When we hired Alec Covington, our President and Chief Executive Officer in 2006, the organization had lost momentum.  In order to restore the focus of the organization, and create better value for our stockholders, Mr. Covington recruited a new senior management team to help guide the organization.  In order to attract top notch executives on the heels of the Company’s underperformance, we awarded time vesting RSUs to the named executive officers and certain other key executives.  The Committee also changed one of the two performance metrics for the vesting and settlement of performance units delivered under the 2006 Long-Term Incentive Plan, substituting return on net assets, or RONA, for CAGR (compound annual growth rate) of RONA.  In addition, the Committee clarified the definition of “net assets” to make clear that it included intangible assets, such as goodwill arising from acquisitions.  These metric changes were more consistent with the performance expectations established for the new management team in 2006.

2007 – Achieving Stability and Better Alignment with Stockholders

Based on feedback from some of our stockholders, and consistent with the Company’s view, the Committee decided to incentivize management to, among other things, generate free cash flow.  With the assistance of our independent compensation consultant, we accomplished this by setting the performance metrics for the 2007 LTIP as CAGR of Consolidated EBITDA1 compared to our Peer Group and Free Cash Flow/Net Assets.

2008 – Promoting Strategic Investments

Having achieved more stability and better results in 2007, the Company invested strategically in 2008.  The Company developed a 5-year strategic investment plan which was designed to increase stockholder value.  Execution of that plan, however, was not contemplated by the LTIP plans when approved by the Committee and, in fact, the expenditure of strategic capital would have likely led to a zero payout under the plans as previously approved.  To ensure continued alignment between management and our stockholders, in 2008 we amended the 2006, 2007 and 2008 LTIP plans to provide for the offset of certain investments associated with implementation of strategic projects.

In 2008, we engaged Towers Perrin as our independent compensation consultant to conduct a review of the competitiveness of the compensation paid to our senior executives.  That review showed, in part, that the Company was competitive in terms of salary, but less competitive in terms of long-term incentives.  Following that review, we held the salaries of the senior management team flat and later approved a special grant to senior executives described immediately below.

In 2008, we signed a definitive agreement to purchase certain assets of GSC Enterprises, Inc., an acquisition designed to bolster our business serving military commissaries and exchanges.  In furtherance of our stated compensation objectives, on December 17, 2008 we awarded SARs to certain key executives, including the named executive officers other than Mr. Brunot, in connection with that acquisition.  The vesting of the SARs is tied directly to increased stockholder value as the rights will not vest unless within the first 36 months following the acquisition, the stock price reaches $55.00 per share and remains at that price or greater for 90

1 Consolidated EBITDA is calculated as earnings before interest, income tax, depreciation and amortization, adjusted to exclude extraordinary gains or losses, gains or losses from sales of assets other than inventory in the ordinary course of business, and non-cash charges (such as LIFO, asset impairments, closed store lease costs and share-based compensation), less cash payments made during the current period on non-cash charges recorded in prior periods.  Consolidated EBITDA should not be considered an alternative measure of our net income, operating performance, cash flows or liquidity.

consecutive trading days.  To date no SARs have vested; the time period during which the performance criteria must be satisfied ends in January, 2012.

2009 – Creating Accountability for Achievement of Strategic Plans

One of our compensation goals for 2009 was to develop metrics for the 2009 LTIP that would be applicable during the Company’s period of strategic investment.  The Committee ultimately chose two metrics that are the primary drivers of performance, and, therefore, stockholder value:  (1) a blend of absolute RONA and CAGR of RONA and (2) the comparison of the cumulative three-year actual EBITDA results to the cumulative three-year strategic plan Consolidated EBITDA targets.  The Committee determined that utilizing these measures struck the appropriate balance between earnings achievements and effective utilization of investment capital.

Also in 2009, the Committee charged its consultant, Towers Perrin, with comparing the compensation paid to Company executives to the compensation paid by the Company’s peers.  Similar to the review in 2008, this review showed, in part, that the Company is competitive in terms of salary, but less competitive in terms of long-term incentives.  The Committee did not grant salary increases to senior executives in 2009, with the exception of Mr. Brunot.

2010 – Ensuring Compensation Programs Are Effective in Uncertain Economic Times

While we always evaluate compensation programs with an eye towards risk management, the recent economic crisis sharpened our focus on risk management.  Our review of our compensation programs confirmed that the performance targets we set for our compensation programs align management with our stockholders and do not incent excessive risk taking. In addition, our use of claw-back provisions in our STIP and LTIP compensation vehicles further guards against excessive risk taking.   Both plans provide that if our CEO and CFO do not receive, or are required to reimburse us for, an annual bonus or performance unit payout in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, then all of our Executive Vice Presidents, Senior Vice Presidents and Vice Presidents will similarly be denied or obligated to repay any bonus or performance unit payout for such period.  The weighting of our compensation programs toward long-term incentives that reward sustainable performance and stockholder return further minimize any incentive for executives to engage in imprudent risk taking.

In 2010, the Committee charged its consultant, Towers Watson, with comparing the compensation paid to Company executives to the compensation paid by the Company’s peers.  The Committee reasonably relied on Towers Watson’s expertise to select sources of comparable information.  Towers Watson performed this review by using the following survey data: Towers Watson 2010 General Industry Executive Compensation Database; the Stanton Group 2010 Wholesale/Retail Group Compensation Survey; and the following comparator group of companies similar in size and industry to Nash-Finch.  The specific companies included in the database and survey are not determined or known by Nash-Finch.

AMCON Distribution Co	Patterson Companies Inc.
Big Lots, Inc	Retail Ventures, Inc.
Chiquita Brands International	Schein (Henry) Inc.
C.H. Robinson Worldwide	Spartan Stores, Inc.
ConAgra Foods, Inc.	SYNNEX Corp.
Con-Way, Inc.	The Pantry, Inc.
Core Mark Holding Co. Inc.	Unified Grocers, Inc.
Grainger (W W.) Inc.	United Natural Foods, Inc.
Great Atlantic & Pacific Tea Company	WESCO International, Inc.

This review showed that but for the one time long range awards which were granted by us to the named executive officers - with the exception of Mr. Brunot - at the time of hire, the Company would be below, or on the low end of competitiveness.  The Committee did not grant salary increases to senior executives in 2010.

We set STIP performance targets that are aggressive but achievable.  To minimize the risk of payout under the STIP for results that fall below expectations, for the 2010 plan year, we increased the threshold for payout under our Executive Incentive Plan and the Performance Incentive Plan from 85 percent to 90 percent.  The payout percentage is interpolated using a range of zero percent to 100 percent when achieved results are between the threshold (90 percent) and maximum (100 percent) of target.  We believe this change further incents management to achieve plan results without driving high risk incentives at the expense of long-term Company value.

Our compensation review did highlight, however, a possible risk to retention of key talent as a result of the requirement in our LTIP plans that senior executives defer payout under the plans until six months after the executive leaves our employ. While that requirement worked to align our senior executives with our stockholders, the mandatory deferral provision created a risk that key talent may be incentivized to leave the Company to monetize the compensation. Based on the possible retention risk, we eliminated the mandatory deferral provision in the 2010 LTIP. At the same time, to ensure that the executives continued to build their stake in the Company, we amended our Executive Stock Ownership Guidelines to require than an executive retain at least 50 percent of an equity award settlement until such time as the executive satisfies the ownership guidelines on the sole basis of owned equity.

2011 – Focus on Delivering Competitive Annual Pay Appropriate for the “New Normal”

While many hoped the economic challenges that we began to experience in late 2008 were a temporary phenomenon, time has shown that we may be experiencing the “new normal.”  Although the economic realities may have shifted, our commitment to offer competitive compensation plans that drive stockholder value has not.  In 2011 we will review our executive compensation programs to ensure that the programs continue to deliver the results we demand yet reward our executives for exceptional performance in difficult market conditions.  In particular, we plan to improve the competitiveness of our annual programs and to reduce the use of periodic special grants.

Our review of the STIP demonstrated that adjustments were needed to enhance the plan’s competitiveness.  First, we added an upside opportunity to the STIP to incent our executives to exceed plan results, if possible.  After reviewing the competitive impact of the absence of an upside component with our compensation consultant, we decided that providing an upside opportunity would enhance the competitiveness of our STIP program and incentivize our executives to over-achieve the Company’s targets.   While many companies offer STIP plans that provide an upside opportunity that can reach as high as 200%, we concluded it was appropriate for Nash-Finch to limit the maximum upside opportunity to 150% of target.  An upside opportunity is achieved only if the Company’s performance exceeds the STIP’s EBITDA target.  Second, we reset the payout level when the 90% threshold was reached to a 50% payout.  These changes are consistent with our goal to improve the competitiveness of our annual programs.

Our review of our LTIP program also highlighted opportunities to improve our approach to long term compensation.   The Company’s need to adapt our strategic plans to the opportunities that present themselves during uncertain economic times – such as acquiring rather than leasing distribution centers when real estate values are depressed – suggests that the better approach is to compare our performance to the performance of our peer group rather than to static internal targets that may not drive stockholder value in changing market conditions.  The 2011 LTIP has two metrics: 1) CAGR of EBITDA and 2) a blend of CAGR of RONA and Absolute RONA, both as compared to our Peer Group.   We also revised our LTIP to expressly state that the Committee retains the right to exercise negative discretion when approving payouts under the Plan.

Elements of Executive Compensation

Having summarized recent changes to our executive officer compensation program, we now provide an overview of each element of compensation for 2010, what it is designed to reward and why the Committee chose to include it as an element of executive compensation.

Salaries

Salaries for the named executive officers are reviewed annually and are based on level of responsibility and experience, individual and corporate performance, and competitive compensation comparisons. The Committee establishes named executive officers’ base salaries at levels that are commensurate with the median of base salaries of executives of companies it considers comparable to us.  The Committee did not grant salary increases to senior executives in 2010.

Short-Term and Long-Term Incentive Plans

STIP Bonuses

For fiscal 2010, annual bonuses for the named executive officers were based 80% upon performance against objectively measurable, predetermined financial and operational goals approved by the Committee in November 2009, and 20% on individual goals for the senior executive team. The financial goals that were used involved our Consolidated EBITDA and, in appropriate cases, operating unit profitability, while the operational goals consisted of an independent assessment of retail store operating performance and assessments of fill rate, on-time deliveries and a customer satisfaction survey conducted by an independent research firm for the food distribution and military segment.  These goals are set at levels that the Company believes are aggressive but achievable.  Our STIP plan included a gate that provided that no bonuses would be paid unless the financial component of the plan was attained – attainment of the Corporate Consolidated EBITDA target, and also limited the percentage payout for the non-financial components to no more than the percentage paid on the financial component.  The STIP plan approved for 2011 also includes these provisions.

The financial and operational goals for the named executive officers, other than the CEO, were assigned a maximum bonus opportunity ranging from 50% to 60% of base salary.  The 2010 plan did not provide for increased payouts if the performance goals were overachieved.  Bonus amounts typically are calculated by multiplying an individual’s base salary by his or her maximum bonus percentage and by the sum of the payout factors applicable to each financial, operational and shared performance goal.

The Consolidated EBITDA Target for our 2010 STIP plan was $144.9 million.  Because the remaining specific financial and operational goals reflect management’s strategic and operating plans, disclosure of which would be tantamount to providing guidance to the market as well as causing the disclosure of confidential commercial and business information, the disclosure of these specific financial and operational goals would put us at a competitive disadvantage, would require us to provide guidance when the Company has determined that providing guidance is not in the best interests of the Company and its stockholders and so we do not provide this information.  In 2010, the named executive officers’ performance against the 2010 metrics resulted in a 46.5% STIP bonus payout, with the exception of Mr. Brunot, who received a bonus payout of 24.9%.

The Committee retains discretion under the annual bonus program for named executive officers to (1) provide for downward adjustments in bonus payouts by adjusting the payout factor percentages, and (2) equitably adjust financial performance factors such as net earnings to reflect the impact of events such as reorganizations, recapitalizations, significant acquisitions or divestitures, and changes in accounting policies (but only to the degree permitted by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m) of the Internal Revenue Code”)).

Performance against the predetermined financial and operational goals was measured after the completion of the audit of our financial statements for fiscal 2010. Bonuses earned for 2010 are to be paid in cash, subject to the ability of participants to elect to receive up to 100% of their bonus in shares of our common stock in lieu of cash. To further encourage bonus plan participants to increase their ownership interest in our common stock, participants who elect to receive all or part of their bonus in shares of common stock receive additional shares of restricted stock equal to 15% of the shares paid in lieu of cash. All such restricted stock will vest after two years of continued employment, if the executive has retained beneficial ownership of the unrestricted shares. All bonus and restricted shares are issued under the Nash-Finch Company 2009 Incentive Award Plan (the “2009 Plan”).

LTIP Awards

The Committee determined that long-term incentive awards made during 2010 would be limited to persons holding the positions of Vice President and above, including the named executive officers, and would consist solely of performance units. The performance units granted vest after a three-year performance period, with a payout that can vary between 0% and 200% of an executive’s target payout.

The size of performance unit awards made to the named executive officers was based on position level, and was consistent with competitive practices for long-term incentives and overall direct compensation as reported by Towers Watson.  With the exception of our CEO, the number of performance units awarded to the named executive officers was determined with reference to their base salary, with the numerator being 50% or 60% (depending on position) of the executive’s base salary and the denominator being the fair value of the Company’s stock price on the first trading day of fiscal 2010.  Long-term incentive awards are designed to align the interests of the executives with our longer-term objectives and those of our stockholders and to reward them in relation to the achievement of these objectives.

With the assistance of Towers Watson, the Committee established the metrics for the 2010 LTIP plan as (1) a blend of absolute RONA and CAGR of RONA and (2) the comparison of the cumulative three-year actual Consolidated EBITDA results to the cumulative three-year strategic plan Consolidated EBITDA targets. These goals are set at levels that the Company believes are aggressive but achievable.  However, because specific financial and operational goals reflect management’s strategic and operating plans, disclosure of which would be tantamount to providing guidance to the market as well as causing the disclosure of confidential commercial and business information, the disclosure of these specific financial and operational goals would put us at a competitive disadvantage, would require us to provide guidance when the Company has determined that providing guidance is not in the best interests of the Company and its stockholders and so we do not provide this information.

In 2010, the Company made the payout under the 2007 LTIP plans, the third LTIP established by the Committee.  The metrics for that plan were CAGR of Consolidated EBITDA as compared to our peers and achievement Free Cash Flow generation.  All named executive officers were participants in that plan.  The payout for the 2007 LTIP equaled 180% of the payout opportunity.  The payout under the 2008 LTIP has not yet been determined, but is anticipated that payout will be at the 130% level.

Potential Forfeiture of Annual Bonus or Long-Term Incentives

The agreements under which STIP bonus payments and LTIP performance unit awards are made provide that if the CEO and CFO do not receive, or are required to reimburse us for, an annual bonus or performance unit payout in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, then all of our Executive Vice Presidents, Senior Vice Presidents and Vice Presidents will similarly be denied or obligated to repay any bonus or performance unit payout for such period. Section 304 would be triggered by an accounting restatement resulting from material non-compliance as a result of misconduct with financial reporting requirements under securities laws.  In addition, the plans will be subject to forfeiture under the claw back policies to be adopted by the Company in accord with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Restricted Stock Units

Recognizing that retention of key employees was critical to our efforts to navigate through a leadership transition and to develop and implement a new strategic plan, beginning in 2006, Messers. Brown and Sihilling each received a single grant of time vesting performance units denominated as restricted stock units (“RSUs”) in the amount of 47,500 and 37,500 RSUs respectively. As described more fully below, Messers. Covington and Dimond each received two tranches of RSUs when they joined the Company in 2006 and 2007, respectively.  Mr. Brunot received a grant of RSUs in each of the years 2007, 2009 and 2010.  The Committee believes that the restricted stock units provide incentives necessary to retain executive officers and reward them for short-term company performance while creating long-term incentives to sustain the Company’s performance.  Under these awards, the recipients are entitled to an additional amount of restricted stock units if the payment date for a dividend declared by the Board of Directors occurs before the vesting of the restricted stock units.  However, in the event the award does not vest, all additional stock credited to the recipient based on dividends issued prior to vesting are cancelled.  The number of additional restricted stock units granted is determined by the following formula:

•

dividend value per share, multiplied by,

•

the number of unvested restricted stock units/fair market value of the Company’s stock on the dividend payment date.

For purposes of the 2000 and 2009 Plans, the fair market value of our common stock is the average of the high and low prices of our common stock, as reported on the NASDAQ Global Select Market, on the applicable date.  The following describes the grants made to the named executive officers:

Mr. Covington

There were two tranches of restricted stock unit awards granted to Mr. Covington in connection with his hiring.  The first tranche consisted of 54,000 performance units denominated as restricted stock units under the 2000 Plan and was intended to make Mr. Covington whole for lost compensation opportunities at his former employer as a result of his acceptance of employment with the Company.  One-third of these restricted stock units vested on each of the first three anniversaries of the grant date based on Mr. Covington’s continued employment with Nash-Finch.

The second tranche was cancelled and a replacement grant issued in 2007.  The replacement grant was for a total of 152,500 RSUs which vest over time, assuming Mr. Covington’s continued employment with us, based on the following vesting schedule: 61,000 shares vested on May 1, 2008; 30,500 shares vested on May 1, 2009; 30,500 shares vested on May 1, 2010; and 30,500 shares will vest on May 1, 2011.  No RSUs will be delivered to Mr. Covington until six months after his employment with us ceases.  The RSUs will immediately vest in full upon change in control of us, or if Mr. Covington’s employment ends because of disability, death, termination by us without cause, or termination by Mr. Covington for “good reason.”

The compensation delivered under these grants remains at risk even when earned. Through a combination of voluntary and mandatory deferrals, Mr. Covington will not receive the equity earned under either tranche until after his employment with the Company ends.

Messrs. Dimond, Brown, Sihilling and Brunot

The restricted stock units granted to Messrs. Brown and Sihilling in 2006 vest five years after the date of the grant so long as each continues to be employed by the Company.  The restricted stock units will immediately vest in full upon a change in control of us, or if their employment ends because of death or disability.

Two tranches of restricted stock unit awards were granted to Mr. Dimond when he joined the Company in 2007. The first tranche is for 37,500 restricted stock units and vested one-third on each of the first three anniversaries of the grant date based on Mr. Dimond’s continued employment with Nash-Finch.  This grant was intended to make Mr. Dimond whole for lost compensation opportunities at his former employer as a result of his acceptance of employment with the Company.  The second tranche is for 37,500 restricted stock units and will vest five years after the date of the grant, assuming continued employment with Nash-Finch Company.  The restricted stock units will immediately vest in full upon a change in control of us, or if his employment ends because of death or disability.

Mr. Brunot received three restricted stock unit grants. The first restricted stock units granted to Mr. Brunot in 2007 vest five years after the date of the grant so long as he continues to be employed by the Company.   One fifth of the restricted stock units granted to Mr. Brunot in 2009 will become eligible for vesting each year if the EBITDA performance target for that year is met or exceeded (“vesting eligible restricted stock units”).   If the performance yearly EBITDA target is not met in an applicable year, the 20% of restricted stock units that were eligible for vesting that year will be forfeited as of the last day of that applicable year and shall not become eligible for vesting.  20% of the restricted stock units granted to Mr. Brunot were forfeited on December 31, 2010.  Mr. Brunot’s remaining vesting eligible RSU’s will vest five years after the date of the grant so long as Mr. Brunot continues to be employed by the Company.  The specific financial goals set forth in Mr. Brunot’s second grant of restricted stock units reflect management’s strategic and operating plans, disclosure of which would be tantamount to providing guidance to the market as well as causing the disclosure of confidential commercial and business information, the disclosure of these specific financial and operational goals would put us at a competitive disadvantage, would require us to provide guidance when the Company has determined that providing guidance is not in the best interests of the Company and its stockholders and so we do not provide this information.  The restricted stock units granted to Mr. Brunot will immediately vest in full upon a change in control of us, or if his employment ends because of death or disability.   Mr. Brunot was awarded a third grant of restricted stock units in 2010 which will vest five years after the date of the grant so long as he continues to be employed by the Company.   No restricted stock units will be settled under that grant until six months after Mr. Brunot’s employment with the Company ends.  Each of Mr. Brunot’s restricted stock unit awards will immediately vest in full upon a change in control of us, or if his employment ends because of death or disability.

Stock Appreciation Rights

In 2008, the Committee granted Stock Appreciation Rights (“SARs”) to certain key executives, including all of the named executive officers other than Mr. Brunot, in connection with our acquisition of certain assets of GSC Enterprises, Inc. (“the acquisition”).  This one-time grant was designed to incentivize senior management towards the successful integration of the acquisition and the development of the Company’s military business segment.  The material terms of the SARs include the following: (1) the exercise price of the stock appreciation rights is equal to $38.44, the mean between the reported high and low sale prices of the Company’s common stock on the NASDAQ on December 17, 2008, the day prior to the announcement of the acquisition, (2) the stock appreciation rights will not vest unless within the first 36 months following the acquisition, the stock price reaches $55.00 per share and remains at that price or greater for 90 consecutive trading days, (3) the stock appreciation rights will expire if the trading level of the common stock referred to in clause (2) is not achieved within thirty six months from the grant date, (4) upon vesting, the stock appreciation rights can be exercised within two years after vesting, and (5) any increase in the value of the stock appreciation rights (i.e., the amount the fair market value of the Company’s common stock exceeds $38.44, the exercise price of stock appreciation rights) will be awarded in the form of restricted stock, which will be forfeited if the employee ceases to be employed by the Company on or before the one year anniversary of the award of the restricted stock.  To date no SARs awards have vested.  The performance period ends on January 31, 2012 and all SARs granted that have not vested on that date will be forfeited.    The SARS are the only options outstanding and require a one year holding period – and also require that the employee remain employed by us during that holding period.   Other than the SARs, the Committee has not awarded any other options since 2004.

MDV Gain Share Plan

The MDV Gain Share Plan was approved by the Board in connection with the acquisition of three military distribution centers from GSC Enterprise, Inc. (“GSC”) in January, 2009.  The main objective of the Plan is to provide an incentive to selected key employees of MDV to drive the successful integration of the business purchased from GSC and meet financial goals.   The Plan is designed to support the creation of stockholder value and align executive interest with that of stockholders; drive the achievement of business results needed to achieve long-term strategic objectives; and promote teamwork by encouraging the leadership team to work together to achieve their financial goals.  Mr. Brunot is the only named executive officer who is a participant in the MDV Gain Share Plan.

The Gain Share Plan is a multiple year cash incentive plan that has the potential for three payouts, depending on achieved performance over each of three measurement periods:  2009 – 2011; 2010 – 2012; and 2011 - 2013.  The maximum bonus that can be earned is a percentage of the annual STIP earned by each participant during each particular three-year measurement period. Payouts are determined based on attainment of financial goals.  Because specific financial goals reflect management’s strategic and operating plans, disclosure of which would be tantamount to providing guidance to the market as well as causing the disclosure of confidential commercial and business information, the disclosure of these specific financial and operational goals would put us at a competitive disadvantage, would require us to provide guidance when the Company has determined that providing guidance is not in the best interests of the Company and its stockholders and so we do not provide this information.

Other Aspects of Executive Officer Compensation

In addition to the salary, STIP bonus and long-term incentive elements of the compensation program provided to the named executive officers, the named executive officers also participate in the Supplemental Executive Retirement Plan (described under “Supplemental Executive Retirement Plan”) and the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans (described under “Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans”), as well as in the same employee benefit plans, and on the same basis, available to other full-time exempt employees. Cumulatively, these plans and arrangements are provided as important elements of what is intended to be a competitive overall compensation program. The Committee, with the assistance of Towers Watson, evaluates these plans and arrangements periodically to ensure conformity with our compensation philosophy and objectives.

In providing what is considered a competitive overall compensation program, the Committee believes that it is not necessary or appropriate to supplement that program with perquisites or personal benefits, with few exceptions. We provide executive officers with the opportunity to participate at our expense in specified executive health screening programs and with additional life insurance coverages.  No other perquisites or personal benefits are provided to executive officers; the incremental cost to the company of providing these items did not exceed $10,000 for any executive officer during 2010.

Stock Ownership Guidelines

The Committee previously approved stock ownership guidelines applicable to Nash-Finch officers, including the named executive officers.  Those guidelines provided that an officer is expected to make regular, good faith efforts to achieve a specified ownership target. The ownership target for the CEO is five times base salary, for executive and senior vice presidents three times base salary, and for other vice presidents one time base salary. For these purposes, an individual’s ownership position includes both shares of common stock and derivative securities exercisable or convertible into shares of common stock (including stock options and restricted stock units), and includes all such securities beneficially owned by the individual. Shares are valued for these purposes based on a rolling three-month average weekly closing price for Nash-Finch common stock on the NASDAQ Global Select Market. A derivative security is valued at the “spread” between the aggregate value (determined as provided in the previous sentence) of all vested shares underlying the derivative security and the aggregate exercise price, if any, of that derivative security.  Executives must comply with the guidelines on the basis of vested equity alone, and an executive is required to retain at least 50% of each equity award settled until such time as the executive satisfies the ownership guidelines on the basis on vested equity alone.  The Committee periodically reviews current ownership levels relative to the guidelines, and may exclude an individual from participation in our long-term incentive program if satisfactory progress toward an ownership target is not being made.  As of February 28, 2011, each of the named executive officers had made good faith efforts to comply with the guidelines and each is on track to satisfy these stock ownership guidelines.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally provides that Nash-Finch may not deduct compensation in excess of one million dollars paid in any taxable year to the CEO or the other executive officers named in the Summary Compensation Table, unless the compensation in excess of one million dollars is “performance based.” Compensation that is deferred until retirement does not count toward the one million dollar limit. The adoption of the Performance Incentive Plan in 2009 was intended to qualify as “performance based” annual bonuses for any of these individuals who might receive salary and an annual bonus in excess of one million dollars in any taxable year. In addition, certain compensation under the 2000 Plan and the 2009 Incentive Award Plan, such as stock options and awards contingent upon the satisfaction of performance criteria, such as the performance unit awards made during 2006, can also qualify as “performance based.” The Committee will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Internal Revenue Code since it wishes to maintain flexibility to structure our executive compensation programs in ways that best promote the interests of us and our stockholders.

Summary Compensation Table

The table below presents the annual compensation for services in all capacities to the Company for the periods shown for the Company’s (1) Chief Executive Officer, (2) Chief Financial Officer, and (3) three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers of the Company on January 1,

2011. These officers are referred to as the “named executive officers.”  All dollar amounts are in United States dollars.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen-sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings ($)(5)	All Other Compen-sation ($)(6)	Total ($)
Alec C. Covington President and Chief Executive Officer	2010 2009 2008	852,937 869,340 852,937	— — —	1,185,317 890,308 1,273,989	— — 829,973	395,553 — 850,000	6,230 7,784 4,000	175,297 186,952 193,695	2,633,586 1,954,384 4,004,594
Robert B. Dimond Executive Vice President, Chief Financial Officer and Treasurer	2010 2009 2008	375,681 382,906 376,767	— — —	213,404 160,260 229,326	— — 232,108	104,719 — 225,000	2,157 2,485 1,017	79,608 108,350 91,323	776,356 654,001 1,155,541
Christopher A. Brown Executive Vice President, President and Chief Operating Officer, Nash-Finch Wholesale	2010 2009 2008	475,407 484,549 475,407	— — —	270,302 203,025 290,477	— — 293,982	132,644 — 285,000	2,903 3,421 1,504	99,553 116,970 111,268	986,105 807,965 1,457,638
Calvin S. Sihilling Executive Vice President, Chief Information Officer	2010 2009 2008	381,488 386,152 378,866	— — —	213,404 160,260 229,326	— — 232,108	104,719 — 225,000	2,512 3,054 1,465	79,607 94,510 100,516	791,377 643,976 1,167,281
Edward L. Brunot President and Chief Operating Officer of MDV	2010 2009 2008	299,895 295,133 255,249	— — —	748,445 864,404 127,395	— — —	37,326 — 125,000	1,741 2,036 963	64,689 72,506 62,707	1,156,034 1,234,079 571,314

1. Highly compensated employees are permitted to defer the receipt of cash compensation pursuant to the Deferred Compensation Plan as described under “Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans.” Following is the portion of salary deferred by the named executives:

Robert B. Dimond

$50,000

Calvin S. Sihilling

$56,250

2. The amounts reported for stock awards reflect the grant date fair value of performance units granted under the 2000 Stock Incentive Plan and 2009 Incentive Award Plan pursuant to the Company’s Long-Term Incentive Plan and of restricted stock units also issued under the Company’s 2000 Stock Incentive Plan and 2009 Incentive Award Plan.  Grants under the Company’s Long-Term Incentive Plan vest after a three-year performance period, with a payout that can vary between 0% and 200% of an executive’s target payout.  The grant date fair value of these awards is computed in accordance with ASC Topic 718 and is presented in the above table with an assumed 100% achievement level. If the Company pays a dividend during the vesting period, the restricted stock unit account balances are credited with additional units representing the deemed reinvestment of dividend equivalents. The grant date fair market value of the restricted stock units assumes the dividend equivalent reinvestment; therefore, these are not reported as additional compensation for the named executive officers.

3. For awards that are subject to performance conditions, the value is based on the probable outcome of the conditions at grant date.  The value of the awards at the grant date assuming the highest level of performance conditions will be achieved is set forth below:

Name	Year	Stock Awards ($)
Alec C. Covington	2010 2009 2008	2,370,634 1,780,616 2,547,977
Robert B. Dimond	2010 2009 2008	426,807 320,520 458,652
Christopher A. Brown	2010 2009 2008	540,603 406,049 580,954
Calvin S. Sihilling	2010 2009 2008	426,807 320,520 458,652
Edward L. Brunot	2010 2009 2008	890,690 971,233 254,790

The amounts reported for option awards reflect the grant date fair value of stock appreciation rights granted in 2008 computed in accordance with ASC Topic 718.

4. Non-Equity Incentive Plan Compensation reflects cash awards earned during the year but payable in the following year under the Company’s bonus program as described under “Compensation Discussion and Analysis—STIP Bonuses.” In 2010, the named executive officers’ performance against the 2010 metrics resulted in a 46.5% STIP bonus payout, with the exception of Mr. Brunot, who received a bonus payout of 24.9%.

5. Reflects above market earnings on deferred compensation account balances.

6. For each named executive officer the amount shown for each year may include a Company contribution on behalf of the officer to Nash-Finch’s Supplemental Executive Retirement Plan (“SERP”), Company contributions to the Nash-Finch Profit Sharing Plan (a 401(k) plan), life insurance premiums paid by the Company, costs paid by the Company for executive health screening programs, spousal travel costs paid for by the Company related to attendance at Company sponsored.  The components of the amount which exceed $25,000 for any each named executive officer are as follows:

Name	Credit To SERP
Alec C. Covington	$169,511
Robert B. Dimond	74,794
Christopher A. Brown	94,739
Calvin S. Sihilling	74,793
Edward L. Brunot	59,827

Grants of Plan-Based Awards

The following table shows all grants of plan-based awards to the named executive officers with respect to the fiscal year ended January 1, 2011:

Grants of Plan-Based Awards for the Fiscal Year Ended January 1, 2011

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alec C. Covington	03/01/10	—	—	—	16,583	33,165	66,330	—	—	—	1,185,317
	N/A	—	$850,000	$850,000

Robert B. Dimond	03/01/10	—	—	—	2,986	5,971	11,942	—	—	—	213,404
	N/A	—	$225,000	$225,000

Christopher A. Brown	03/01/10	—	—	—	3,782	7,563	15,126	—	—	—	270,302
	N/A	—	$285,000	$285,000

Calvin S. Sihilling	03/01/10	—	—	—	2,986	5,971	11,942	—	—	—	213,404
	N/A	—	$225,000	$225,000

Edward L. Brunot	03/01/10	—	—	—	1,990	3,980	7,960	—	—	—	142,245
	04/26/10	—	—	—	—	—	—	17,500	—	—	606,200
	N/A	—	$150,000	$150,000

1. Reflects the maximum amounts payable under the Company’s bonus program as described under “Compensation Discussion and Analysis – STIP Bonuses”.  Based on the Company’s performance against the targets for the bonus plan, the payout of bonuses could range between zero to 100%.

2.  The amounts reflect performance units granted under the 2009 Incentive Award Plan pursuant to the Company’s Long-Term Incentive Plan as described under “Compensation Discussion and Analysis — LTIP Awards.”  The performance units will pay out in shares of Nash-Finch common stock.  Depending on our ranking against the plan metrics, a participant could receive a number of shares ranging from zero to 200% of the number of performance units granted.  The minimum payout under the LTIP if performance is sufficient to earn a payout is 50%. The information in this column assumes a minimum payout is earned.

3. On April 26, 2010, Mr. Brunot was granted 17,500 performance units denominated as restricted stock units under the Company’s 2009 Incentive Award Plan (described under “Compensation Discussion and Analysis – Elements of Executive Compensation – Restricted Stock Units”).

Outstanding Equity Awards at Fiscal Year End

The following table shows all stock that has not vested and stock incentive plan awards for each of the named executive officers as of January 1, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alec C. Covington	—	—	—	—	—	33,070(1)	$1,405,799	45,852(2)	$1,949,169
	—	—	—	—	—	—	—	27,127(3)	1,153,169
	—	—	—	—	—	—	—	33,165(4)	1,409,844

Robert B. Dimond	—	—	—	—	—	40,660(5)	1,728,441	8,254(2)	350,878
	—	—	—	—	—	—	—	4,883(3)	207,576
	—	—	—	—	—	—	—	5,971(4)	253,827

Christopher A. Brown	—	—	—	—	—	51,856(6)	2,204,394	10,455(2)	444,442
	—	—	—	—	—	—	—	6,186(3)	262,967
	—	—	—	—	—	—	—	7,563(4)	321,503

Calvin S. Sihilling	—	—	—	—	—	41,260(7)	1,753,943	8,254(2)	350,878
	—	—	—	—	—	—	—	4,883(3)	207,576
	—	—	—	—	—	—	—	5,971(4)	253,827

Edward L. Brunot	—	—	—	—	—	13,432(8)	571,000	4,585(2)	194,908
	—	—	—	—	—	10,967(9)	466,210	3,255(3)	138,370
	—	—	—	—	—	17,754(10)	754,711	3,980(4)	169,190

1. Awards were granted on February 27, 2007.  Two-fifths vested on May 1, 2008, one fifth vested on May 1, 2009 and one fifth vested on May 1, 2010.  The remaining one fifth will vest on May 1, 2011 assuming continued employment with the Company.

2. Awards were granted under the LTIP plan and vested at the end of 2010.  The amount that will vest is dependent on the Company’s performance against key performance measures and will not be determined until the peer group companies publish their final results for the measurement period.  The number of shares shown in the table is based on a projected 130% payout of this award.

3. Awards were granted under the LTIP plan and will vest at the end of 2011.  The amount that will vest is dependent on the Company’s performance against key performance measures. The amount that will vest is dependent on the Company's performance against key performance measures and can range from zero to 200% of the units granted.

4. Awards were granted under the LTIP plan and will vest at the end of 2012.  The amount that will vest is dependent on the Company’s performance against key performance measures.  The amount that will vest is dependent on the Company's performance against key performance measures and can range from zero to 200% of the units granted.

5. Awards were granted on January 2, 2007 and will vest on the fifth anniversary of the grant date, assuming continued employment with the Company.

6. Awards were granted on November 6, 2006 and will vest on the fifth anniversary of the grant date, assuming continued employment with the Company.

7.  Awards were granted on August 7, 2006 and will vest on the fifth anniversary of the grant date, assuming continued employment with the Company.

8. Awards were granted on July 16, 2007 and will vest on the fifth anniversary of the grant date, assuming continued employment with the Company.

9. Awards were granted on February 2, 2009.  Vesting of the awards is tied to financial performance in the fiscal years 2009-2013.  At the end of each fiscal year, one fifth of the total award is eligible to vest if the performance target related to that fiscal year is met.  The portion of the award related to the 2009 and 2010 fiscal years did not vest, since the performance targets were not met.  The number shown in the table reflects the remaining three fifths of the total award that could potentially vest.

10. Awards were granted on April 26, 2010 and will vest on the fifth anniversary of the grant date, assuming continued employment with the Company.

Stock Vested

Shown below is information with respect to vesting of restricted share units and settlement of performance units for each of the named executive officers with respect to the fiscal year ended January 1, 2011.  There are no options outstanding:

Stock Vested for the Fiscal Year Ended January 1, 2011

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Alec C. Covington	97,086	3,558,183
Robert B. Dimond	11,608	431,237
Christopher A. Brown	14,704	546,254
Calvin S. Sihilling	11,608	431,237
Edward L. Brunot	6,449	239,580

(1)

Messrs. Covington, Dimond, Brown, Sihilling and Brunot deferred these shares to the Deferred Compensation Plan.

Supplemental Executive Retirement Plan

The Nash-Finch Supplemental Executive Retirement Plan (“SERP”) is an unfunded plan designed to reward and promote long tenure with the Company by providing retirement income to eligible participants to supplement amounts available from other sources.  The Committee oversees the administration of the Plan, and approves the list of participants from among Nash-Finch’s management and highly compensated employees.  Currently, the executive officers of Nash-Finch participate in the SERP.

Under the SERP, each participant who is actively employed by, or on an approved leave of absence from, Nash-Finch or an affiliated entity on the last day of a calendar year will be credited with an amount equal to 20% of his or her base salary for that year.  On the last day of each calendar quarter, each participant’s SERP account is credited with earnings on the average daily account balance during that quarter at a rate equal to the quarterly equivalent of the average annual corporate bond yield for each month during the quarter, as reported by Moody’s Investor’s Service, Inc.

Other than our CEO who is fully vested in his accounts, an active participant becomes fully vested in his or her SERP account balance upon the earlier of completing ten years of participation in the plan or reaching age 65.  A participant also becomes fully vested upon death or disability during the term of his or her employment, or upon a change in control of Nash-Finch.  A participant is not vested during his or her first five years of participation in the SERP, but becomes 50% vested after five years’ participation, and the level of vesting increases by ten percent per year thereafter.  The Committee has the authority under the Plan to accelerate the vesting of a participant’s interest in his/her SERP account.  The entire balance of a participant’s SERP account will be forfeited if the participant engages in competitive activity at any time while the participant is employed by Nash-Finch or an affiliated entity or is receiving distributions under the SERP, or if the participant’s employment is terminated for dishonesty or criminal conduct.  Distributions under the SERP begin the first month of the next calendar year following a participant’s termination of employment.  Payments will be made in 120 monthly installments, determined in each case by dividing the participant’s vested account balance by the number of remaining payments due.  Prior to commencement of a participant’s distributions, the Committee may elect to make the distribution in any alternative form, subject to certain conditions set forth in the SERP.

Company contributions and earnings credited to the SERP accounts of the executive officers named in the Summary Compensation Table are included in the “All Other Compensation” figures shown in that table.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Highly compensated employees of Nash-Finch, including the executive officers, are permitted to defer the receipt of their cash and long-term incentive compensation pursuant to the Deferred Compensation Plan. The Deferred Compensation Plan permits each participant to annually defer a portion of his or her salary, annual bonus, commissions and/or long-term incentive plan payouts up to maximum percentages permitted by the Plan, and to have the amount deferred credited by book entry to a deferred compensation account. The Plan also provides that Company contribution credits will be made to a participant’s account under the Plan if and to the extent Company contributions to the participant’s account under the Company’s profit sharing/401(k) plan are reduced because of a reduction in the participant’s salary resulting from participation in the Plan. Each participant must allocate amounts credited to his or her deferred compensation account among various benchmark investment funds approved by the Plan Administrator. The balance in each deferred compensation account is adjusted daily to reflect the investment experience of the selected investment funds, as if amounts credited to the account had actually been invested in the investment funds. If a participant elects to defer the receipt of shares of Nash-Finch common stock issuable under the Nash-Finch 2000 Stock Incentive Plan or the Nash-Finch 2009 Incentive Award Plan, the deferred shares are credited as share units to a share sub-account under the Plan, distributions from which may be made only in shares of Nash-Finch common stock issued under the 2000 Stock Incentive Plan or the 2009 Incentive Award Plan, as applicable. The balance in a participant’s deferred compensation account will be payable upon retirement, death, disability, termination of employment or, if a participant so elects, at a date certain in the future or upon a change in control of the Company. Distributions may generally be made in a lump sum or in up to 15 annual installments. Participants are always 100% vested in their account balances.

Nonqualified Deferred Compensation for the Fiscal Year Ended January 1, 2011

The following table shows contributions, earnings and balances under our Deferred Compensation Plan.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Alec C. Covington	Deferred Compensation Plan	3,558,183	194,357		1,657,914	—	12,652,950
	SERP	—	169,511	(2)	37,983	—	886,815
Robert B. Dimond	Deferred Compensation Plan	481,237	35,224		326,643	—	2,716,693
	SERP	—	74,794	(2)	13,370	—	327,280
Christopher A. Brown	Deferred Compensation Plan	546,254	13,056		118,662	—	937,496
	SERP	—	94,739	(2)	17,911	—	432,982
Calvin S. Sihilling	Deferred Compensation Plan	487,487	10,788		131,730	—	1,125,528
	SERP	—	74,793	(2)	15,401	—	365,639
Edward L. Brunot	Deferred Compensation Plan	239,580	5,993		66,217	—	536,733
	SERP	—	59,827	(2)	10,719	—	262,253

1. Includes the following amounts for named executive officers which are reported for such named officer as salary in the Summary Compensation Table:

Robert B. Dimond

 $ 50,000

Calvin S. Sihilling

 $ 56,250

The amount for all officers listed above also includes equity awards that vested during fiscal year 2010, which were deferred into the Deferred Compensation Plan.

2. Amounts for named executive officers are included for such named officers in All Other Compensation in the Summary Compensation Table.

The table below shows the funds available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2010.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Allianz NFJ Small-Cap Value Fund	25.07%	Fidelity Freedom 2025	13.82%
American Funds Growth Fund of America R4	12.29%	Fidelity Freedom 2030	14.04%
Artisan Mid Cap Fund – Investor Class	31.57%	Fidelity Freedom 2035	14.46%
Buffalo Small Cap Fund	16.59%	Fidelity Freedom 2040	14.62%
Dodge & Cox Stock	13.49%	Fidelity Freedom 2045	14.72%
Fidelity Balanced	13.76%	Fidelity Freedom 2050	14.90%
Fidelity Diversified International	9.65%	Fidelity Freedom Income	7.63%
Fidelity Freedom 2000	7.86%	Fidelity Spartan U.S. Equity Index	14.98%
Fidelity Freedom 2010	11.65%	Perkins Mid Cap Value Fund	14.81%
Fidelity Freedom 2015	11.75%	PIMCO Total Return Institutional	8.83%
Fidelity Freedom 2020	12.93%	Vanguard Savings Trust II	3.15%

Potential Payments Upon Termination or Change In Control

The section below describes the amount of compensation that may be made to named executive officers of the Company in the event of termination of such executive’s employment or in connection with a change in control.  The amount of compensation payable to each named executive officer upon voluntary termination, voluntary for-good-reason termination, retirement, involuntary not-for-cause termination, involuntary for-cause termination, disability or death of the executive, or in connection with a change in control is shown in the tables below.  The amounts shown assume that such termination or change in control was effective as of January 1, 2011, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination.  For stock-based awards, the fair market value of the Company’s stock on December 31, 2010, the last trading day of the Company’s 2010 fiscal year, was used to determine compensation earned.  The actual amounts to be paid out can only be determined at the time of such executive’s termination from the Company.  For stock appreciation rights, the fair market value of the Company’s stock on December 31, 2010 was used to determine the number and value of restricted stock units that would be awarded upon the executive’s termination due to death or disability.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during the term of his employment.  Such amounts include:

•

If he is employed on the last day of the year, non-equity incentive compensation under the bonus plan earned during the fiscal year. If termination is prior to the last day of the year, non-equity incentive compensation is forfeited;

•

Amounts contributed under the Deferred Compensation Plan; and

•

Amounts accrued and vested through the Company’s Supplemental Executive Retirement Plan and Deferred Compensation Plan.  In connection with his initial commencement of participation in the Deferred Compensation Plan, the participant irrevocably elects the form and manner to receive the Termination Benefit as either a single lump sum payment or pursuant to the Annual Installment Method for up to five years.  If a Participant does not make any election in respect to the payment of the Termination Benefit, then such Participant shall be deemed to have elected to receive the benefit in a single lump sum payment.  The single lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Participant’s Benefit Distribution Date.  Remaining installment payments, if any, shall be paid no later than 60 days after each anniversary of the Participant’s Benefit Distribution Date. However, for the named executive officers, Section 409A of the Internal Revenue Code requires that payments are not to be made during the six month period following termination of employment.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified under “Payments Made Upon Termination” above:

•

All exercisable options and stock appreciation rights of the officer will remain exercisable for three years or until the end of their term, whichever is sooner;

•

He will continue to vest in performance units and stock bonuses in accordance with the schedule set forth in the agreements. Pursuant to the agreements in place for the named executive officers as of January 2, 2010, excluding Alec Covington, all unvested performance units designated as restricted stock units and stock bonuses would be forfeited. Alec Covington’s stock units vest immediately upon retirement;

•

He will be entitled to receive a settlement payment under the Long-Term Incentive Plan equal to the Settlement Share Amount that they would have received, multiplied by a fraction whose numerator is the full number of months employed during the Measurement Period and whose denominator is 36.  Any such payment will be made at the time of settlement of the Performance Units at the end of Measurement Period.  The Performance Units will be settled as soon as practicable after audited financial statements are available for the Company’s last fiscal year in the Measurement Period and information is publicly available with respect to the Performance Measures of the members of the Peer Group; and

•

Mr. Brunot will be entitled to receive a pro-rated Bonus Award under the 2009 MDV Gain Share Plan.  The amount of such Bonus Award shall be determined by multiplying the Cumulative STIP Bonus actually earned by Mr. Brunot prior to his Retirement by the Applicable Percentage.  Any such Bonus Awards will be paid at the time Bonus Awards are paid to Participants.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above:

•

All outstanding options and stock appreciation rights held by the named executive officer will become immediately exercisable for three years or until the end of the term of the award, whichever is sooner;

•

He will continue to vest in performance units designated as restricted stock units and stock bonuses;

•

He will immediately acquire a fully vested, nonforfeitable interest in his or her SERP account (The distribution will be made in the form of 120 monthly payments, which will begin during the first month of the Plan Year next following the Plan Year during which the individual’s employment ends).  Pursuant to Section 409A of the Internal Revenue Code, no payments can be made during the six month period following termination of employment;

•

He will immediately fully vest in the Company contribution to his Deferred Compensation Plan account. In connection with his initial commencement of participation in the Deferred Compensation Plan, the participant shall irrevocably elect in the form and manner to receive the Disability Benefit in a single lump sum payment or pursuant to the Annual Installment Method for up to five years.  If they do not make any election in respect to the payment of the Benefit, then such Participant shall be deemed to have elected to receive the benefit in a single lump sum payment.  The single lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Participant’s Benefit Distribution Date.  Remaining installment payments, if any, shall be paid no later than 60 days after each anniversary of the Participant’s Benefit

Distribution Date.  Pursuant to Section 409A of the Internal Revenue Code, no payments can be made during the six month period following termination of employment; and

•

Mr. Brunot will be entitled to receive a pro-rated Bonus Award under the 2009 MDV Gain Share Plan.  The amount of such Bonus Award shall be determined by multiplying the Cumulative STIP Bonus actually earned by Mr. Brunot prior to his Death or Disability by the Applicable Percentage.  Any such Bonus Awards will be paid at the time Bonus Awards are paid to Participants.

In the event of the death of a named executive officer, payments will be made under life insurance policies to his named beneficiary or estate. In the event of the death or disability of the CEO, in addition to the benefits listed above, he will receive the termination year bonus (pro-rata share to date of termination due to death or disability).

Payments Made Upon Involuntary Not-For-Cause Termination

In the event of the involuntary not-for cause termination of a named executive officer, in addition to the items identified under “Payments Made Upon Termination” above:

•

All outstanding options or stock appreciation rights held by the officer will remain exercisable for a period of three months after termination or until the end of the term of the awards, whichever is sooner;

•

He will continue to vest in performance units (excluding performance units designated as restricted stock units, which are discussed below) and stock bonuses in accordance with the schedule set forth in the agreements; and

•

Outstanding performance units designated as restricted stock units will immediately vest on a pro rata basis (except awards to Mr. Covington and one award to Mr. Brunot, which vest immediately in full) determined by multiplying the number outstanding by a fraction whose numerator is the number of whole months between grant date and the termination date and whose denominator is the number of months of the full award.  As soon as administratively practicable following the vesting date, the Company will distribute the full settlement of all vested restricted stock units.  Pursuant to Section 409A of the Internal Revenue Code, no payments can be made during the six month period following termination of employment.

In the event of the involuntary not-for-cause termination of the CEO, in addition to the items identified under “Payments Made Upon Termination” and those under “Payments Made Upon Involuntary Not-For-Cause Termination” above:

•

He will receive the bonus for the termination year;

•

An amount equal to two times the sum of the termination year salary and targeted bonus, payable in substantially equal installments in accordance with the Company’s regular payroll cycle over a period of 24 months following the date of termination; and

•

Continued participation for two years in benefit plans (including health, life, dental and disability) in which his dependents were entitled to participate prior to the termination.

In the event of the involuntary not-for cause termination of Messrs. Dimond, Brown or Sihilling, in addition to the items identified under “Payments Made Upon Termination” and those under “Payments Made Upon Involuntary Not-For-Cause Termination” above:

•

An amount equal to two times the sum of the termination year salary payable in substantially equal installments in accordance with the Company’s regular payroll cycle over a period of 24 months following the date of termination; and

•

Continued participation for two years in benefit plans (including health, life, dental and disability) in which his dependents were entitled to participate prior to the termination.

In the event of the involuntary not-for cause termination of Mr. Brunot, in addition to the items identified under “Payments Made Upon Termination” and those under “Payments Made Upon Involuntary Not-For-Cause Termination” above:

•

An amount equal to the termination year salary payable in substantially equal installments in accordance with the Company’s regular payroll cycle over a period of 12 months following the date of termination; and

•

Continued participation for one year in benefit plans (including health, life, dental and disability) in which his dependents were entitled to participate prior to the termination.

Payments Made Upon a Change in Control

In the event of termination of a named executive officer due to a change in control, in addition to the items identified under “Payments Made Upon Termination” and “Payments Made Upon Involuntary Not-For-Cause Termination” above:

•

Other than our CEO whose SERP account is fully vested, our other named executive officers will immediately acquire a fully vested, nonforfeitable interest in their SERP account (the distribution will be made in the form of 120 monthly payments, which will begin during the first month of the Plan Year next following the Plan Year during which the individual’s employment was terminated).  Pursuant to Section 409A of the Internal Revenue Code, no payments can be made during the six month period following termination of employment;

•

Each will be entitled to receive a settlement amount under the LTIP plan for any units issued at least six months prior to the change in control.  In determining the amount to be settled, the measurement period shall be deemed to have terminated at the end of the last full fiscal quarter before the effective date of the Change in Control and to have commenced at the inception of the LTIP Plan;

•

Outstanding performance units designated as restricted stock units will vest immediately in full; and

•

Each will receive a payment under the change in control agreement as described below. This payment would be in place of payments under cash payments described in “Payments Made Upon Involuntary Not-For-Cause Termination” above.

Change in Control Arrangements

Change in Control Severance Agreements.

Each of the named executive officers holds a Change in Control agreement that complies with the requirements of Treasury Regulation §1.409A-3(i)(5).  The amount of compensation due upon a triggering event is a multiple of one twelfth of the individual’s base pay plus short-term bonus target.  The multiple referred to in the previous sentence is 36 months for Mr. Covington, 24 months for Messrs. Dimond, Brown and Sihilling and 12 months for Mr. Brunot.  The named executive officers are required to sign a Release of Claims as a pre-requisite to receipt of benefits under the Revised Change in Control Agreement.

For purposes of these agreements, “good reason” generally includes a reduction in compensation or benefits, demotion, relocation, and any termination for reasons other than death, disability or retirement within six months of a change in control.  Mr. Covington’s Change in Control Agreement provides that if he terminates his employment within six months of a Change in Control, the termination is presumed to be for good reason.  No other Change in Control Agreement contains that provision.

A “change in control” under these agreements and our benefit plans is generally deemed to have occurred if: (a) a party owning 50% or less of the total fair market value or total voting power of the stock of the Company acquires ownership of stock of the Company that, together with the stock already held by such party, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (b) a party acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such party) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; (c) a party acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such party) all or substantially all of the assets of the Company; or (d) a majority of the members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, that any such event also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

2000 Stock Incentive Plan and 2009 Incentive Award Plan.  Similar events, which specifically include mergers or consolidations where Nash-Finch stockholders before the transaction do not own at least 50% of voting shares of the resulting entity, and the acquisition by a third party of 20% or more of Nash-Finch’s outstanding voting stock without the approval of Nash-Finch’s incumbent directors, also constitute a change in control of Nash-Finch under the terms of the 2000 Stock Incentive Plan and the 2009 Incentive Award Plan.  Under the 2000 Stock Incentive Plan and the 2009 Incentive Award Plan and award agreements issued under, stock options that have been outstanding for at least six months will become immediately and fully exercisable upon a change in control and remain exercisable for the duration of their terms.  The Committee may alternatively provide that the optionee will receive, as of the effective date of the change in control, cash in an amount equal to the “spread” between the fair market value of the option shares immediately prior to the change in control and the exercise price of the option shares.  Restricted stock awards that have been outstanding at least six months will immediately and fully vest upon a change in control, and performance unit awards that have been outstanding at least six months will vest and be settled in accordance with the terms of the applicable award agreements (discussed under “Elements of Executive Compensation — Restricted Stock Units”).

Deferred Compensation Plans.  Under the terms of deferred compensation plans applicable to directors and officers of Nash-Finch, upon a change in control, Nash-Finch must transfer to the benefits protection trust established in connection with these plans an amount of assets sufficient to bring the value of trust assets to at least 125% of the aggregate balance of all participant accounts in each such plan as of the last day of the month immediately preceding the change in control.  Executives who participate in the Deferred Compensation Plan may elect to have the distribution of their account balances accelerated upon a change in control.

The tables below show the amounts that would be payable to the named executive officers upon termination:

Alec C. Covington
Executive Payment and Benefit upon Separation	Voluntary Termination ($)	Voluntary for Good Reason ($)	Retirement ($)	Involuntary Termination - Not-For-Cause ($)	Involuntary Termination - For Cause ($)	Change In Control ($)	Disability ($)	Death ($)
Compensation
Bonus	395,553	395,553	395,553	395,553	395,553	395,553	395,553	395,553

Long-Term Incentive
Compensation
Stock Options	—	—	—	—	—	—	—	—
Restricted Stock Units	—	1,405,799	1,405,799	1,405,799	—	1,405,799	1,405,799	1,405,799
LTIP	1,949,181	1,949,181	2,374,954	1,949,181	1,949,181	3,226,500(1)	2,374,954	2,374,954
Stock Appreciation Rights	—	—	—	—	—	400,236	400,236	400,236

Benefits & Perquisites
Stock Awards	—	—	—	—	—	—	—	—
SERP	886,815	886,815	886,815	886,815	886,815	886,815	886,815	886,815
Deferred Comp	12,652,950	12,652,950	12,652,950	12,652,950	12,652,950	12,652,950	12,652,950	12,652,950
Health & Welfare Benefits	—	15,684	—	15,684	—	15,684(2)	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	2,000,000
Excise Tax & Gross-up	—	—	—	—	—	4,374,195(2)	—	—
Cash Severance	—	3,400,000	—	3,400,000	—	5,100,000(2)	—	—

Total	15,884,499	20,705,982	17,716,071	20,705,982	15,884,499	28,457,732(3)	18,116,307	20,116,307

Total excluding vested SERP and deferred compensation balance	2,344,734	7,166,217	4,176,306	7,166,217	2,344,734	14,917,967	4,576,542	6,576,542

1.  Upon a change in control, a participant in the Long-Term Incentive Plan is entitled to receive a settlement amount for any units issued at least six months prior to the change in control.  In determining the amount to be settled, the measurement period shall be deemed to have been begun on the grant date of the award and end on the last full quarter prior to the change of control.

2.  Payout of cash severance, health & welfare benefits and excise tax & gross-up under a change in control would only occur if termination was due to involuntary not-for-cause or voluntary for good reason.

3.  Total includes vested balances in the Supplemental Executive Retirement Plan (“SERP”) and the Deferred Compensation Plan.  Potential payments under a change of control would be $14,917,967 if these balances are excluded.

Robert B. Dimond
Executive Payment and Benefit upon Separation	Voluntary Termination ($)	Retirement ($)	Involuntary Termination - Not-For-Cause ($)	Involuntary Termination - For Cause ($)	Change In Control ($)	Disability ($)	Death ($)
Compensation
Bonus	104,719	104,719	104,719	104,719	104,719	104,719	104,719

Long-Term Incentive
Compensation
Stock Options	—	—	—	—	—	—	—
Restricted Stock Units	—	—	1,382,753	—	1,728,441	1,728,441	1,728,441
LTIP	350,865	427,521	350,865	350,865	580,832(1)	427,521	427,521
Stock Appreciation Rights	—	—	—	—	111,929	111,929	111,929

Benefits & Perquisites
Stock Awards	—	—	—	—	—	—	—
SERP	—	—	—	—	327,280	327,280	327,280
Deferred Comp	2,716,693	2,716,693	2,716,693	2,716,693	2,716,693	2,716,693	2,716,693
Health & Welfare Benefits	—	—	15,684	—	15,684(2)	—	—
Life Insurance Proceeds	—	—	—	—	—	—	1,000,000
Excise Tax & Gross-up	—	—	—	—	915,600(2)	—	—
Cash Severance	—	—	750,000	—	1,200,000(2)	—	—

Total	3,172,277	3,248,933	5,320,714	3,172,277	7,701,178(3)	5,416,583	6,416,583

Total excluding vested SERP and deferred compensation balance	455,584	532,240	2,604,021	455,584	4,984,485	2,699,890	3,699,890

1.  Upon a change in control, a participant in the Long-Term Incentive Plan is entitled to receive a settlement amount for any units issued at least six months prior to the change in control.  In determining the amount to be settled, the measurement period shall be deemed to have been begun on the grant date of the award and end on the last full quarter prior to the change of control.

2.  Payout of cash severance, health & welfare benefits and excise tax & gross-up under a change in control would only occur if termination was due to involuntary not-for-cause or voluntary for good reason.

3.  Total includes vested balances in the Supplemental Executive Retirement Plan (“SERP”) and the Deferred Compensation Plan.  Potential payments under a change of control would be $4,984,485 if these balances are excluded.

Christopher A. Brown
Executive Payment and Benefit upon Separation	Voluntary Termination ($)	Retirement ($)	Involuntary Termination - Not-For-Cause ($)	Involuntary Termination - For Cause ($)	Change In Control ($)	Disability ($)	Death ($)
Compensation
Bonus	132,644	132,644	132,644	132,644	132,644	132,644	132,644

Long-Term Incentive
Compensation
Stock Options	—	—	—	—	—	—	—
Restricted Stock Units	—	—	1,836,995	—	2,204,394	2,204,394	2,204,394
LTIP	444,425	541,519	444,425	444,425	735,707(1)	541,519	541,519
Stock Appreciation Rights	—	—	—	—	141,778	141,778	141,778

Benefits & Perquisites
Stock Awards	—	—	—	—	—	—	—
SERP	216,491	216,491	216,491	216,491	432,982	432,982	432,982
Deferred Comp	937,496	937,496	937,496	937,496	937,496	937,496	937,496
Health & Welfare Benefits	—	—	15,684	—	15,684(2)	—	—
Life Insurance Proceeds	—	—	—	—	—	—	1,000,000
Excise Tax & Gross-up	—	—	—	—	1,217,664(2)	—	—
Cash Severance	—	—	950,000	—	1,520,000(2)	—	—

Total	1,731,056	1,828,150	4,533,735	1,731,056	7,338,349(3)	4,390,813	5,390,813

Total excluding vested SERP and deferred compensation balance	577,069	674,163	3,379,748	577,069	6,184,362	3,236,826	4,236,826

1.  Upon a change in control, a participant in the Long-Term Incentive Plan is entitled to receive a settlement amount for any units issued at least six months prior to the change in control.  The measurement period shall be deemed to have been begun on the grant date of the award and end on the last full quarter prior to the change of control.

2.  Payout of cash severance, health & welfare benefits and excise tax & gross-up under a change in control would only occur if termination was due to involuntary not-for-cause or voluntary for good reason.

3.  Total includes vested balances in the Supplemental Executive Retirement Plan (“SERP”) and the Deferred Compensation Plan.  Potential payments under a change of control would be $6,184,362 if these balances are excluded.

Calvin S. Sihilling
Executive Payment and Benefit upon Separation	Voluntary Termination ($)	Retirement ($)	Involuntary Termination - Not-For-Cause ($)	Involuntary Termination - For Cause ($)	Change In Control ($)	Disability ($)	Death ($)
Compensation
Bonus	104,719	104,719	104,719	104,719	104,719	104,719	104,719

Long-Term Incentive
Compensation
Stock Options	—	—	—	—	—	—	—
Restricted Stock Units	—	—	1,520,084	—	1,753,943	1,753,943	1,753,943
LTIP	350,865	427,521	350,865	350,865	580,832(1)	427,521	427,521
Stock Appreciation Rights	—	—	—	—	111,929	111,929	111,929

Benefits & Perquisites
Stock Awards	—	—	—	—	—	—	—
SERP	182,819	182,819	182,819	182,819	365,639	365,639	365,639
Deferred Comp	1,125,528	1,125,528	1,125,528	1,125,528	1,125,528	1,125,528	1,125,528
Health & Welfare Benefits	—	—	15,684	—	15,684(2)	—	—
Life Insurance Proceeds	—	—	—	—	—	—	1,000,000
Excise Tax & Gross-up	—	—	—	—	948,458(2)	—	—
Cash Severance	—	—	750,000	—	1,200,000(2)	—	—

Total	1,763,931	1,840,587	4,049,699	1,763,931	6,206,732(3)	3,889,279	4,889,279

Total excluding vested SERP and deferred compensation balance	455,584	532,240	2,741,352	455,584	4,898,385	2,580,932	3,580,932

1.  Upon a change in control, a participant in the Long-Term Incentive Plan is entitled to receive a settlement amount for any units issued at least six months prior to the change in control.  The measurement period shall be deemed to have been begun on the grant date of the award and end on the last full quarter prior to the change of control.

2.  Payout of cash severance, health & welfare benefits and excise tax & gross-up under a change in control would only occur if termination was due to involuntary not-for-cause or voluntary for good reason.

3.  Total includes vested balances in the Supplemental Executive Retirement Plan (“SERP”) and the Deferred Compensation Plan.  Potential payments under a change of control would be $4,898,385 if these balances are excluded.

Edward L. Brunot
Executive Payment and Benefit upon Separation	Voluntary Termination ($)	Retirement ($)	Involuntary Termination - Not-For-Cause ($)	Involuntary Termination - For Cause ($)	Change In Control ($)	Disability ($)	Death ($)
Compensation
Bonus	37,326	37,326	37,326	37,326	37,326	37,326	37,326

Long-Term Incentive
Compensation
Stock Options	—	—	—	—	—	—	—
Restricted Stock Units	—	—	957,021	—	1,791,920	1,791,920	1,791,920
LTIP	194,913	246,008	194,913	194,913	348,199(1)	246,008	246,008
Stock Appreciation Rights	—	—	—	—	—	—	—

Benefits & Perquisites
Stock Awards	—	—	—	—	—	—	—
SERP	131,127	131,127	131,127	131,127	262,253	262,253	262,253
Deferred Comp	536,733	536,733	536,733	536,733	536,733	536,733	536,733
Health & Welfare Benefits	—	—	7,842	—	7,842(2)	—	—
Life Insurance Proceeds	—	—	—	—	—	—	500,000
Excise Tax & Gross-up	—	—	—	—	801,774(2)	—	—
Cash Severance	—	—	300,000	—	450,000(2)	—	—

Total	900,099	951,194	2,164,962	900,099	4,236,047(3)	2,874,240	3,374,240

Total excluding vested SERP and deferred compensation balance	232,239	283,334	1,497,102	232,239	3,568,187	2,206,380	2,706,380

1.  Upon a change in control, a participant in the Long-Term Incentive Plan is entitled to receive a settlement amount for any units issued at least six months prior to the change in control.  The measurement period shall be deemed to have been begun on the grant date of the award and end on the last full quarter prior to the change of control.

2.  Payout of cash severance, health & welfare benefits and excise tax & gross-up under a change in control would only occur if termination was due to involuntary not-for-cause or voluntary for good reason.

3.  Total includes vested balances in the Supplemental Executive Retirement Plan (“SERP”) and the Deferred Compensation Plan.  Potential payments under a change of control would be $3,568,187 if these balances are excluded.

AUDIT AND FINANCE COMMITTEE REPORT

Membership and Role of the Audit and Finance Committee. The Audit and Finance Committee (the “Committee”) consists of directors who are each considered “independent” under the NASDAQ Stock Market, Inc. Corporate Governance Rules, Section 10A(m)(3) of the Exchange Act and the SEC’s Rule 10a-3(b)(1). The Board has also determined that the majority of the members of the Committee, including the Chairman, Mickey P. Foret, are “audit committee financial experts” within the meaning of that term as defined in Item 407(d)(5) of the SEC’s Regulation S-K. The Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found in the “Investor Relations” section of the Nash-Finch website at www.nashfinch.com under the tab “Corporate Governance.” The Committee reviews the adequacy of its charter on an annual basis, most recently updating the charter on April 26, 2010.

As described more fully in the charter, the purpose of the Committee is to assist the Board in its oversight of the Company’s accounting and financial reporting processes, the Company’s financial and disclosure controls and compliance processes and the independent audits of the Company’s financial statements. Management is responsible for the preparation, presentation and integrity of Nash-Finch’s financial statements and public reports, its financial and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Committee has the ultimate responsibility to select, compensate, evaluate and, when appropriate, replace Nash-Finch’s independent auditor. In discharging its responsibilities, the Committee has the authority to engage its own outside advisors.

The Committee pre-approves all audit and non-audit services to be performed for Nash-Finch by its independent auditor to insure that the provision of such services does not impair the auditor’s independence. To further avoid the existence of any relationships that could affect the independent auditor’s independence, the Committee has also adopted a policy strictly limiting the circumstances under which Nash-Finch may employ former partners, principals, stockholders and professional employees of its independent auditor.

The Committee has also established procedures for the receipt, retention and treatment of complaints received by Nash-Finch regarding accounting, internal controls and auditing matters, including a process by which Nash-Finch employees may anonymously and confidentially submit complaints and concerns regarding questionable accounting or auditing matters.

Review of Nash-Finch’s Audited Financial Statements for the Fiscal Year ended January 1, 2011. The Committee has reviewed and discussed the audited financial statements of Nash-Finch for the fiscal year ended January 1, 2011 with Nash-Finch management and Grant Thornton LLP (“Grant Thornton”), Nash-Finch’s independent registered public accounting firm. The Committee has also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, as Amended (Communication with Audit Committees).

The Committee has also received the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Committee concerning independence, and the Committee has discussed the independence of Grant Thornton with that firm.

Based on the review and discussions noted above, the Committee recommended to the Board that Nash-Finch’s audited financial statements be included in Nash-Finch’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011, for filing with the SEC.

AUDIT AND FINANCE COMMITTEE

Mickey P. Foret, Chairman

Robert L. Bagby

Sam K. Duncan

Douglas A. Hacker

Hawthorne L. Proctor

INDEPENDENT AUDITORS

Selection of Independent Auditors and Attendance at Annual Meeting

On June 2, 2010, the Committee approved the engagement of Grant Thornton LLP as the independent auditor to audit the financial statements of Nash-Finch for the fiscal year ended January 1, 2011.  At its February 28, 2011 meeting, the Committee conducted its review of the independent registered public accounting firm’s performance, independence, qualifications and quality controls and approved the retention of Grant Thornton LLP as its independent auditor to audit the Nash-Finch financial statements for the fiscal year ending December 31, 2011.  We have requested and expect a representative of Grant Thornton LLP to be present at the Annual Meeting, to make a statement if he or she so desires and to respond to appropriate questions.

Fees Paid to Independent Auditors

For the fiscal year ended January 1, 2011, Grant Thornton LLP served as our independent registered public accounting firm.  For the fiscal year ended January 2, 2010, Ernst & Young LLP served as our independent registered public accounting firm.  The following table presents the aggregate fees incurred for audit and other professional services rendered by Grant Thornton LLP and Ernst & Young LLP during fiscal 2010 and fiscal 2009, respectively.

	Aggregate Fees Billed
Type of Fee	Fiscal 2010	Fiscal 2009
Audit Fees(1)	$ 822,980	$ 1,130,000
Audit Related Fees(2)	304,171	289,250
Tax Fees(3)	18,349	19,935
All Other Fees(4)	-	2,500
Total Fees	$ 1,145,500	$ 1,441,685

____________

1)

Audit Fees — The amounts represent the aggregate fees billed by Ernst & Young LLP and Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, comfort letters to underwriters and services normally provided by the independent auditor in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for audits of management’s assessment of the effectiveness of internal control over financial reporting.

2)	Audit Related Fees — The amounts represent fees relating to acquisition-related due diligence, SEC communications, accounting consultation and audit of the Long-Term Incentive Plan.

3)	Tax Fees — The amounts represent fees for tax planning and compliance services.

4)	All Other Fees — The amount represents fees for access to an accounting information service.

Pre-Approval of Audit and Non-Audit Services

Under its charter, the Audit and Finance Committee is required to pre-approve all audit and permitted non-audit services to be provided by the independent auditor to Nash-Finch and its subsidiaries. Consistent with that requirement, the Audit and Finance Committee has adopted a pre-approval policy in accordance with which it annually considers for pre-approval all audit and non-audit services proposed to be provided by the independent auditor during the succeeding fiscal year. As to any services the Audit and Finance Committee wishes to approve, it will either approve the specific engagement, or identify the particular pre-approved services with a sufficient level of detail so that senior financial management of the Company will not be called upon to judge whether a proposed service is actually pre-approved. The Audit and Finance Committee will also establish a dollar limit for each pre-approved service that may not be exceeded without obtaining further pre-approval from the Audit and Finance Committee. Any proposed engagement that involves a service not previously approved, or that would entail fees in excess of the amount previously authorized for the specific service, must be presented to the Audit and Finance Committee for consideration at its next meeting or, if earlier consideration is required, to the Chair of the Audit and Finance Committee. The Chair will report any specific approval of services at the Audit and Finance Committee’s next regular meeting. The Audit and Finance Committee regularly reviews reports of services being provided to Nash-Finch by its independent registered public accounting firm. All services provided to Nash-Finch by Grant Thornton LLP or Ernst & Young LLP during fiscal 2010 and 2009 while engaged as our independent auditors were provided in accordance with the pre-approval procedures outlined above

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and all persons who beneficially own more than 10% of our outstanding shares of common stock to file with the SEC reports of initial ownership and reports of changes in ownership in Nash-Finch securities. We provide assistance to our directors and executive officers in complying with Section 16(a), including preparing the reports and forwarding them to the SEC for filing.

Based solely on the Company’s review of reports we filed on behalf of our directors and executive officers, the Company believes that during the fiscal year ended January 1, 2011, our directors, executive officers and greater-than-10% stockholders filed on a timely basis the reports required by Section 16(a) of the Exchange Act.

2012 STOCKHOLDER PROPOSALS

Under the Company’s current Restated Certificate of Incorporation and Bylaws and applicable SEC rules, the deadlines for stockholder proposals to be brought before the 2012 Annual Meeting of Stockholders or to nominate candidates for election as directors are as follows:

Any proposal that a Nash-Finch stockholder intends to present at the 2012 Annual Meeting and that is to be included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act and form of proxy must be received by the Secretary of the Company at our principal executive office no later than December 16, 2011.  Under our Bylaws, as amended, a stockholder must follow certain advance notice procedures if such stockholder wishes to nominate candidates for election as directors or to propose an item of business at an annual meeting of stockholders outside the processes of Rule 14a-8 of the Exchange Act.  These procedures provide that nominations and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing, and must contain information specified in our Bylaws, to the Secretary of the Company at our principal executive offices:

•

not earlier than the close of business on February 14, 2012; and

•

not later than March 15, 2012.

In the event that the date of the 2012 Annual Meeting is changed by the more than 25 days from the anniversary of the 2011 Annual Meeting, stockholder proposal would be required to be received by the Company within 10 days following the date on which notice of the meeting date is mailed to stockholders or public disclosure of the date of the annual meeting is made, whichever first occurs.

HOUSEHOLDING INFORMATION

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number: Nash-Finch Company, Attention: Secretary, P. O. Box 355, Minneapolis, MN 55440-0555, telephone (952) 844-1148. Requests for additional copies for the current year or future years should be directed to the Secretary as described above. If you and others in your household are currently receiving multiple copies of our proxy statement and Annual Report and wish to receive only a single copy of each, you may write or call us at the same address and telephone number.

PROXY SOLICITATION

We will bear the cost of soliciting proxies on behalf of the Board or Directors. Directors, officers and employees of Nash-Finch may, without additional compensation beyond their regular compensation, solicit proxies by mail, telephone, facsimile or other electronic transmission, or personal interview. Nash-Finch may reimburse brokerage firms and others for their expense in forwarding proxy materials to the beneficial owners of our common stock. We have engaged Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to assist in soliciting proxies, and we expect to pay this firm a fee of $10,000, plus out of pocket expenses.

MISCELLANEOUS

Our Board is not aware of any other matters which may be presented to our stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named on the proxy card to vote such proxies in accordance with their best judgment on such matters.

By Order of the Board of Directors

/s/ Kathleen M. Mahoney

Kathleen M. Mahoney

Executive Vice President, Secretary & General Counsel

April 15, 2011

Minneapolis, Minnesota

Appendix I

ARTICLE III.

Nature and Purposes: ~~The nature and purpose of this corporation is to carry on the business of buying, selling, preparing, manufacturing and dealing in groceries, fruits, tobaccos, cigars, vegetables, produce, specialties, and other merchandise, at both wholesale and retail, for itself or as an agent and broker; to hold, purchase, mortgage, lease, convey and deal in real estate and personal property wherever situated; to invest and loan money in and upon negotiable paper, real estate mortgages and other securities, and to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of shares of capital stock or any bonds, securities, notes or evidence of indebtedness created or issued by any other corporation, joint stock company, individual or copartnership of Delaware or any other state, country, nation or government, and while owner of such stock to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.~~   The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IX.

By-Laws: The directors shall have power to make, alter, amend and repeal by-laws for the corporation.  Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

ARTICLE XIV.

~~Board Consideration of Certain Factors in Certain Transactions: The Board of Directors of the corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the corporation, (b) merge or consolidate the corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to all factors it deems relevant, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located.~~  [Reserved].

I-1

Appendix II

ARTICLE XII.

~~Stockholder Approval of Certain Fundamental Changes: (a) The affirmative vote of the holders of at least three-fourths of the outstanding shares of capital stock of the corporation entitled to vote (considered for the purposes of this Article XII as one class) shall be required to authorize: (i) any merger or exchange of shares of the corporation or any of its subsidiaries with or into any other corporation; (ii) any sale, lease, exchange or other disposition by the corporation of assets constituting all or substantially all of the assets of the corporation; or (iii) voluntary dissolution of the corporation; provided that if the Board of Directors of the corporation shall by resolution have approved one of the transactions enumerated above and shall have recommended such action to the stockholders for such stockholders' approval, then the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote (considered for purposes of this Article XII as one class) will be required to authorize such action.~~

~~(b) The affirmative vote of the holders of at least three-fourths of the outstanding shares of the capital stock of the corporation entitled to vote (considered for this purpose as one class) shall be required to amend, alter or repeal this Article XII or adopt any provision in the Certificate of Incorporation inconsistent with Section (a) of this Article XII.~~   [Reserved].

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Appendix III

ARTICLE XIII.

~~Stockholder Approval of Certain Business Combinations with a Controlling Person: In addition to the requirements of (i) law, and (ii) the other provisions of this Certificate of Incorporation, as amended, including Article XII:~~

~~1. The affirmative vote of three-fourths of the outstanding shares of Common Stock not Beneficially Owned by Controlling Persons shall be required for the adoption or authorization of a Business Combination unless:~~

~~(a) The Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of all shares of Common Stock of the corporation owned by stockholders who do not vote in favor of, or consent in writing to, the Business Combination and the cash or fair value of other readily marketable consideration to be received by such stockholders for such shares shall at least be equal to the Minimum Price Per Share, and~~

~~(b) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to the stockholders of the corporation for the purpose of soliciting stockholder approval of the proposed Business Combination.~~

~~2. For purposes of this Article XIII, the following definitions shall apply:~~

~~(a) Affiliate shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.~~

~~(b) Associate shall mean (i) any corporation or organization of which a Person is an officer or party or is, directly or indirectly, the Beneficial owner of five percent or more of any class of equity securities, (ii) any trust or other estate in which a Person has a five percent or larger beneficial interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity, (iii) any spouse of a Person, and (iv) any relative of a Person, or any relative of a spouse of a Person, who has the same residence as such Person or spouse.~~

~~(c) Beneficial ownership shall include without limitation (i) all shares directly or indirectly owned by a Person, by an Affiliate of such Person or by an Associate of such Person or such Affiliate, (ii) all shares which such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, and (iii) all shares as to which such Person, Affiliate or Associate directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (including without limitation any written or unwritten agreement to act in concert but specifically excluding any participation agreement, arrangement, understanding or relationship between or among any two or more commercial banks made or established in connection with and furtherance of a bona fide lending arrangement with the corporation and/or one or more Subsidiaries) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.~~

~~(d) Business Combination shall mean (i) any merger or consolidation of the corporation with or into a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of the corporation, including without limitation any voting securities of a Subsidiary, or of a Subsidiary, to a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate, (iii) any merger into the corporation, or into a Subsidiary, of a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate, (iv) any sale, lease, exchange, transfer or other disposition to the corporation or a Subsidiary of all or any part of the assets of a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate but not including any dispositions of assets which, if included with all other dispositions consummated during the same fiscal year of the corporation by the same Controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates, would not result in dispositions during such year by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of one percent of the total consolidated assets of the corporation (as shown~~

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~~on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition), provided, however, that in no event shall any disposition of assets be excepted from stockholder approval by reason of the preceding exclusion if such disposition, when included with all other dispositions consummated during the same, and immediately preceding four, fiscal years of the corporation by the same Controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates, would result in dispositions by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of two percent of the total consolidated assets of the corporation (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition), (v) any reclassification of Common Stock of the corporation, or any recapitalization involving Common Stock of the corporation, consummated within five years after a Controlling Person becomes a Controlling Person, and (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination, but, notwithstanding anything to the contrary herein, Business Combination shall not include (1) any Section 253 Merger or (2) any transaction involving a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate which is to be consummated or become effective after such Controlling Person has been a Controlling Person for at least five years.~~

~~(e) Control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.~~

~~(f) Controlling Person shall mean any Person who Beneficially Owns a number of shares of Common Stock of the corporation, whether or not such number includes shares not then outstanding or entitled to vote, which exceeds a number equal to ten percent of the outstanding shares of Common Stock of the corporation entitled to vote.~~

~~(g) Minimum Price Per Share shall mean the greater of (i) the sum of (a) the higher of (1) the highest gross per share price paid or agreed to be paid to acquire any shares of Common Stock of the corporation Beneficially Owned by a Controlling Person, provided such payment or agreement to make payment was made within five years immediately prior to the record date set to determine the stockholders entitled to vote or consent to the Business Combination in question, or, in the case of a Section 253 Merger, five years immediately prior to the effective date of such Section 253 merger, or (2) the highest per share closing public market price for such Common Stock during such five year period, plus (b) the aggregate amount, if any, by which ten percent for each year, beginning on the date on which such Controlling Person became a Controlling Person, of such higher per share price exceeds the aggregate amount of all Common Stock dividends per share paid in cash since the date on which such Person became a Controlling Person, or (ii) the per share book value of such Common Stock, as determined by the corporation's independent public accountants, at the end of the calendar month immediately prior to the record date set to determine the stockholders entitled to vote or consent to the Business Combination in question, or, in the case of a Section 253 Merger, at the end of the calendar month immediately prior to the effective date of such Section 253 Merger. The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends and reverse stock splits.~~

~~(h) Person shall mean an individual, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof and any other entity.~~

~~(i) Section 253 Merger shall mean any merger of the corporation into another corporation which is the corporation into another corporation which is a Controlling Person or Affiliate of such Controlling Person or Associate of such Controlling Person or such Affiliate pursuant to Section 253 of the Delaware General Corporation Law, as amended from time to time, or any successor or replacement statute, but only if such amended, successor or replacement statute does not give voting rights to the stockholders of the corporation with respect to the merger. If such voting rights are required by Section 253, or in connect therewith, a merger under such section shall not be a Section 253 Merger for purposes of this Article XIII.~~

~~(j) Securities Exchange Act of 1934 shall mean the Securities Exchange Act of 1934, as amended from time to time, as well as any successor or replacement statute.~~

~~(k) Subsidiary shall mean any corporation more than twenty-five percent of whose outstanding securities representing the right to vote for the election of directors is Beneficially owned by the corporation and/or one or more Subsidiaries.~~

~~(l) Substantial Part shall mean more than ten percent of the total assets of the corporation in question, as shown on its certified balance sheet as of the end of the most recent fiscal year ending prior to the time the determination is~~

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~~being made.~~

~~3. This Article XIII shall not be altered, changed, or repealed unless the amendment effecting such alteration, change or repeal shall have received the affirmative vote or consent of three-fourths of the outstanding shares of Common Stock not Beneficially owned by Controlling Persons.~~

~~4. A Controlling Person shall be subject to all fiduciary and other standards of conduct and obligations imposed by law and shall be considered not to have met such standards of conduct and obligations unless such Controlling Person shall, in the event of a Section 253 Merger, pay or cause to be paid for each share of Common Stock of the corporation as to which share ownership is being sold, redeemed, cancelled or otherwise terminated by means of the Section 253 Merger, cash, or other readily marketable consideration having a fair value, at least equal to the Minimum Price Per Share, provided, however, that this requirement shall not apply to any Section 253 Merger involving a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate to become effective after such Controlling Person has been a Controlling Person for at least five years.~~  [Reserved].

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Appendix IV

NASH FINCH COMPANY

Audit and Finance Committee Charter

April 26, 2010

Purpose

The Audit and Finance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Nash Finch Company (the “Company”) to assist the Board in overseeing and monitoring:

•

management’s processes for ensuring the quality and integrity of the Company’s financial statements;

•

the Company’s accounting and financial reporting processes and audits of its financial statements;

•

management’s processes to monitor, control and report on significant financial risk exposures;

•

the qualifications, independence and performance of the Company’s independent auditor and internal auditor;

•

management’s processes for ensuring compliance by the Company with legal and regulatory requirements; and

•

the Company’s system of disclosure, accounting and financial controls and legal and ethical compliance programs.

Membership

The Committee shall consist of three or more directors, each of whom is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.  The members of the Committee shall be appointed by, and may be replaced by, the Board on the recommendation of the Corporate Governance Committee.  Each member of the Committee shall meet the independence and experience requirements of the NASDAQ Stock Market (as may be modified or supplemented), federal securities laws and the rules and regulations of the Securities and Exchange Commission (“SEC”).  At least one member of the Committee shall be an “audit committee financial expert” as defined by SEC rules.

Authority

The Committee shall have the sole authority to appoint and retain or replace the independent auditor, to determine the independent auditor’s compensation and terms of engagement, and to oversee the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.  The independent auditor shall report directly to the Committee.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.  The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor and to any advisors engaged by the Committee, and for the payment of administrative expenses of the Committee that are necessary and appropriate in carrying out its duties and responsibilities.  The Committee is empowered to investigate any matter brought to its attention.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, except for non-audit services that qualify for any de minimis exception under federal securities laws.  Management will also inform the Committee of the Company’s intention to engage any other independent audit firm to provide a service that would be a prohibited non-audit service for the Company's independent auditors prior to entering into such engagement. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, so long as decisions of such subcommittee to grant pre-approvals are presented to the full Committee at its next scheduled meeting.

Meetings and Communications

The Committee shall meet as often as it determines necessary, but not less frequently than quarterly.  A majority of the members shall constitute a quorum.  The chairperson of the Committee shall be appointed by the Board.  The Committee is to maintain free and open communications with the independent auditor, financial and senior management and the internal auditor.  This communication shall include separate executive sessions, at least annually, with each of these parties.  The Committee shall keep the Board apprised of its actions and shall provide the required report in the Company’s annual proxy statement.

Responsibilities

To fulfill its oversight role, the Committee shall, to the extent it deems necessary or appropriate:

Financial Statement and Disclosure Matters

1.

Review and discuss with management and the independent auditor the annual audited financial statements including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.

Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to their release and the filing of the Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s review of the quarterly financial statements.

3.

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.

At least annually, review with management, the General Counsel and the internal auditor the effectiveness of the Company’s disclosure controls and procedures.

5.

Review and discuss with management, the independent auditor, and the internal auditor any major issues as to the adequacy of, the Company’s internal controls, any actions to be taken in light of significant or material control deficiencies, and the adequacy of disclosures about changes in internal control over financial reporting.

6.

Review and discuss with management, the independent auditors and the internal auditor the Company’s report regarding internal control over financial reporting and the related attestation report prepared by the independent auditor prior to the filing of the Company’s Form 10-K.

7.

 Review and discuss reports received, at least annually, from the independent auditors on:

(a)

All critical accounting policies and practices used.

(b)

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)

Material written communications between the independent auditor and management, including any management letter or schedule of unadjusted differences.

8.

Annually review and discuss with management (i) the financial statements and internal auditors report or opinion relating to each Company benefit plan for which such statements, reports or opinions are prepared including the Company 401(k) plan, and (ii) the funding status of the Company’s benefit plans, including any multi-employer benefit plans to which the Company contributes.  In connection with that review, the Committee shall discuss the fund performance of each Company benefit plan.

9.

Discuss with management the types of information and types of presentations to be made in the Company’s earnings press releases, as well as financial information and earnings guidance to be provided to analysts and rating agencies.

10.

Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, changes in generally accepted accounting principles, and off-balance sheet arrangements on the Company’s financial statements.

11.

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies, as a part of the Board’s overall risk oversight.

Oversight of the Company’s Relationship with the Independent Auditor

12.   Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended or supplemented, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

13.

Review and evaluate the lead partner of the independent auditor team.

14.   Obtain and review a written report from the independent auditor at least annually regarding

(a)

the independent auditor’s internal quality control procedures;

(b) any material issues raised by the most recent internal quality control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

(c) any steps taken to deal with any such issues; and

(d) all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1.

Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditor and apprise the Board of the results of its evaluation.  In considering the independence of the independent auditor, the Committee should, to the extent it deems appropriate, discuss with the independent auditor the processes the audit firm uses to ensure complete disclosure of all relationships with the Company and its affiliates, the relationships the audit firm may have with officers, board members and significant shareholders and relationships not included in the independent auditors' written report because they were deemed immaterial.

15.   Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

16.   Establish policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

17.  Require the independent auditor to review and discuss with the Committee issues on which the Company’s audit team consulted with the national office of the independent auditor.

18.   Meet with the independent auditor in a timely manner to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

19.   Review and approve the appointment and retention or replacement of the senior internal auditing executive, and recommend to the Compensation and Management Development Committee of the Board the compensation of such executive.

20.  .Review the internal audit process for establishing the annual internal audit plan and the focus on risk.  Annually, the Committee shall review and approve the audit plan for the coming year.

21.  .Review the significant reports to management prepared by the internal audit department and management’s responses.

22.

Annually discuss with the internal auditor, independent auditor and management the internal audit department charter, responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight over Compliance and Controls

23.   Review periodically with management, the internal auditor and the independent auditor the design and operating effectiveness of the Company’s internal controls and any significant findings together with management’s response.  Review quarterly the disclosures made by the Company’s CEO and CFO during their certification process for the Company’s annual and quarterly reports about any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

24.

Obtain from the independent auditor assurance that it has not detected or become aware of any illegal acts involving the Company.

25.  Periodically review the code(s) of conduct and the Securities Trading Policy applicable to Company directors, officers and employees, review any reports from management, the General Counsel, internal auditor and the independent auditor regarding compliance by the Company and its affiliates with applicable legal requirements and such codes and policy, advise the Board regarding such compliance and recommend to the Board any changes to such codes and policy.

26.   Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

27.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

28.

Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

29.

Establish procedures for the Committee’s review and approval of related party transactions.

Finance Matters

30.  Review and make recommendations to the Board concerning the financial structure, condition and financial strategy of the Company.

31.   Review and recommend to the Board for its approval:

(a)

policies and guidelines for investment of cash;

(b) the Company’s material financing arrangements, including hedging and the use of line of credits or derivatives; and

(c) material changes in the capitalization of the Company, including issuance of equity or debt securities or the repurchase of Company securities.

32.

Review financial analysis and assumptions used in support of potential significant acquisitions and divestitures prior to Board review.

33.   Review and discuss compliance with contractual covenants and the performance of significant acquisitions and transactions.

34.   Review significant relationships with analysts, banks, and investment banks.

Other Matters

35.

Review and approve the Audit Committee Report required by the rules of the SEC to be included in the Company’s annual proxy statement.

36.   Conduct an annual evaluation of its performance and apprise the Board of the results of that assessment.  In connection with the annual review, the Committee shall review and reassess the adequacy of this Charter and recommend any changes that the Committee deems appropriate to the Board for approval.  The format of the self-assessment shall be determined by the Committee.

37.   In carrying out its responsibilities, the Committee’s practices and policies should remain flexible, in order for the Committee to respond to changing facts and circumstances.

38.

Perform such other functions as assigned by law, the Company’s certificate of incorporation or bylaws or the Board.

In addition, Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs, including those conducted by the Company or outside consultants.

Limitation of Committee’s Role

The Committee relies on the expertise and knowledge of management, the internal auditors, the independent auditor and legal counsel in carrying out its oversight responsibilities.  It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of the independent auditor and management.  Management is also responsible for establishing and maintaining an appropriate system of (i) internal controls and procedures for financial reporting, and (ii) disclosure controls and procedures, in accordance with applicable law.                                                                 _____________________________

Appendix V

 NASH FINCH COMPANY

CORPORATE GOVERNANCE COMMITTEE CHARTER

April 26, 2010

Purpose

The Corporate Governance Committee assists the Board of Directors in:

•

identifying qualified individuals to become Board members;

•

determining the composition of the Board and its committees;

•

assessing and enhancing the effectiveness of the Board and individual directors;

•

developing and implementing the Company’s Corporate Governance Guidelines;

•

evaluating the performance of the Chief Executive Officer; and

•

determining the compensation of non-employee directors.

Committee Membership

The Committee shall consist of three or more directors.  The members of the Committee shall be appointed and may be removed by the Board.  Each member of the Committee shall be independent in accordance with the listing standards of the Nasdaq Stock Market (as may be modified or supplemented) and any other applicable laws or regulations.

Committee Authority

The Committee shall have the resources and authority to discharge its duties and responsibilities, including the authority to retain any search firm to assist in identifying director candidates, and any independent counsel or other advisors as the Committee may deem appropriate.  The Committee shall have the sole authority to approve related fees and retention terms.

The Committee may form and delegate authority to subcommittees consisting of one or more members when deemed appropriate by the Committee.

Committee Meetings and Communications

The Committee shall meet as often as it determines.  A majority of the members shall constitute a quorum.  The chairperson of the Committee shall be appointed by the Board.  The Committee shall make the Board aware of its actions and recommendations.

Committee Responsibilities

To fulfill its role, the Committee will have the following responsibilities:

Composition of the Board and Committees

1.

Annually, and as needed, consider and recommend to the Board the size and composition of the Board.

2.

Evaluate, based on criteria in the Corporate Governance Guidelines and the charters of the respective Board committees, and on the Committee’s assessment of the needs of the Board and its committees, possible nominees (including those recommended by stockholders in accordance with the Corporate Governance Guidelines) for election as directors, conduct appropriate inquiries into the background and qualifications of possible nominees, and recommend to the Board suitable nominees for election either annually by shareholders or, in the event of a vacancy, by the Board.

V-1

3.

Consider and establish procedures for identifying and recruiting potential director nominees who meet criteria for Board membership, including utilizing the resources of board leadership and board membership associations and the Committee’s network of contacts, and engaging professional search firms as appropriate.

4.

Annually review the Board committee structure and the composition of the standing committees, and recommend to the Board for its approval directors to serve as members of the standing committees of the Board.  Recommend additional committee members to fill vacancies as needed.

Evaluation of the Board and Directors

5.     Develop and oversee an annual self-evaluation process of the Board and its performance.

6.

Periodically evaluate the participation and contribution of each director.

Compensation of the Board

7.     Periodically review the compensation paid to non-employee directors and recommend to the Board any adjustments in director compensation and related plans.

8.    Exercise general administrative authority over stock-based compensation plans exclusively available to non-employee directors.

Governance Effectiveness

9.     Periodically review and recommend to the Board any modifications of the Corporate Governance Guidelines, and oversee the implementation of the Guidelines.

10.   Periodically assess the adequacy of this charter and recommend any proposed changes to the Board for its approval.

11.   Oversee the process for providing an orientation to the Company for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties.

12.

Set an annual calendar of meetings for the Board.

13.   Periodically review the performance of the Committee.

Senior Management

14.

Annually assess the performance and overall effectiveness of the CEO based on relevant and objective criteria, discuss the assessment with the CEO, and provide the results of the assessment to the Compensation and Management Development Committee for its consideration in the CEO’s compensation.

15.

Recommend to the Board the selection, re-election or, if necessary, the replacement of the CEO.

Other Matters

16.

Provide advice and counsel to the CEO on shareholder relations and other matters as requested.

17.

Evaluate, oversee preparation and recommend to the Board proxy statement responses to shareholder proposals.

V-2

Appendix VI

NASH FINCH COMPANY

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE CHARTER

April 26, 2010

Purpose

The Compensation and Management Development Committee (“Committee”) assists the Board of Directors (“Board”) in:

•

Approving compensation and employment arrangements for Section 16 officers as that term is defined in Section 16 of the Securities Exchange Act of 1934 (“Section 16 officers”);

•

Reviewing and approving compensation plans for Section 16 Officers, ensuring the programs properly align with the interests of stockholders

•

Considering nominees for election as officers;

•

Reviewing management development plans for Section 16 officers and other key executives; and

•

Reviewing succession plans for Section 16 officers and other key executives.

Committee Membership

The Committee shall consist of three or more directors, who will be appointed by and may be removed by the Board.  Each member of the Committee shall be an independent director in accordance with the listing standards of The Nasdaq Stock Market, Inc. (as may be modified or supplemented) and any other applicable laws or regulations, shall be a “non-employee director” as defined in Rule 16b-3(b)(3) under the Securities Exchange Act, and shall be an “outside director” as defined in regulations adopted under section 162(m) of the Internal Revenue Code.

Committee Authority

The Committee shall have the resources and authority to discharge its duties and responsibilities, including the authority to retain any compensation consulting firm, independent counsel or other advisors as the Committee may deem appropriate.  The Committee shall have the sole authority to approve related fees and retention terms.

The Committee may form and delegate authority to subcommittees consisting of one or more members when deemed appropriate by the Committee.  The Committee may also delegate to the Chief Executive Officer the authority, within pre-existing guidelines established by the Committee, to approve equity compensation awards to employees other than Section 16 officers of the Company under established stock-based compensation plans of the Company. Any exercise of delegated authority will be reported to the Committee at its next regularly scheduled meeting.

The Committee may also delegate administrative authority under Company compensation, deferred compensation and supplemental retirement plans to the extent specified in the applicable plans.

Committee Meetings and Communications

The Committee shall meet as often as it determines necessary.  A majority of the members shall constitute a quorum.  The chairperson of the Committee shall be appointed by the Board.  The Committee shall regularly report its actions and recommendations to the Board.

Committee Responsibilities

To fulfill its role, the Committee will have the following responsibilities:

Election of Officers

1.

Consider and recommend to the Board nominees for election as officers, annually and as requested by the Chief Executive Officer (“CEO”) or the Audit Committee of the Board in the case of the senior internal auditing executive of the Company.

Executive Compensation and Management Development

1.

Review and approve on an annual basis the goals and objectives relevant to the CEO’s compensation.  The Committee will consider and review the results of the performance assessment of the CEO conducted by the Corporate Governance Committee, the degree to which goals and objectives relevant to the CEO’s compensation have been achieved and such other factors as the Committee deems relevant to establish the CEO’s annual compensation, including salary, bonus, incentive and equity-based compensation.

2.

Annually review the evaluation of the performance of the Section 16 officers of the Company, and approve their annual compensation, including salary, bonus, incentive and equity-based compensation.  The Committee shall also provide general oversight of management’s decisions regarding the performance and compensation of other key executives designated by the Board from time to time.

3.

The Committee Chair shall approve the compensation for new hires who will be Section 16 officers, with subsequent ratification by the Committee.

4.

Provide oversight to the development of management development plans for key senior management positions as designated by the CEO, including performing an annual review of those management development plans.

5.

Provide oversight to the development of succession plans for key senior management positions as designated by the CEO, including performing an annual review of those succession plans.

Compensation Programs

1.

Periodically review the Company’s compensation structure for management employees, including incentive, deferred and equity-based compensation plans, and recommend to the Board any changes as needed.

2.

Review and approve the annual incentive plan targets for the Company’s short and long term incentive programs for designated Vice President level employees and above.  The CEO is specifically authorized to approve offers to new executive hires and promotions, other than Section 16 officers, that are consistent with the approved targets set by the Committee.

3.

Review and approve the Company’s incentive compensation, deferred compensation, profit sharing, equity-based compensation and supplemental retirement plans for employees.

4.

Review the Company’s compensation programs to ensure they do not incentivize imprudent risk taking, as part of the Board’s overall risk oversight.

Employment and Compliance Matters

1.

Review and approve change in control agreements.

2.

Review and approve severance arrangements and special or supplemental benefits for Section 16 officers.

3.

Monitor compliance with prohibitions on personal loans to directors and Section 16 officers.

4.

Monitor compliance with officer and director stock ownership policies and periodically review such policies.  Discuss compliance with the Board and recommend changes when appropriate.

Other Matters

1.

Periodically assess the adequacy of this charter and recommend any proposed changes to the Board for its approval.

2.

Periodically review and report to the Board on the performance of the Committee.

3.

Produce an annual report of the Committee for inclusion in the Company’s proxy statement and recommend to the Board that it be included in the proxy statement.  Review and discuss with  management the Compensation Discussion and Analysis (the “CD&A”) to be included in the Company Proxy Statement (or Annual Report on Form 10-K) and based on review and discussions recommend to the Board that the CD&A be included in the Company’s Proxy Statement (or Annual Report on Form 10-K).

4.

Review and discuss with Company management and advisors any other compensation and employment related disclosures to be made in the Company’s filings with the Securities and Exchange Commission.

NASH-FINCH COMPANY
ATTN: Kathleen M Mahoney
7600 FRANCES AVENUE SOUTH
EDINA, MN 55435

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Alec C. Covington 02 Sam K. Duncan 03 Mickey P. Foret 04 Douglas A. Hacker 05 Hawthorne L. Proctor
06 William R. Voss 07 Christopher W. Bodine

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
6. To recommend, by Advisory vote, the frequency of Executive Compensation votes ("Frequency" Vote).	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
8. Shareholder Proposal regarding Cumulative Voting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000103678_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

NASH-FINCH COMPANY
Annual Meeting of Shareholders
May 18, 2011 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) William R. Voss, Alec C. Covington and Kathleen M. Mahoney, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of NASH-FINCH COMPANY that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, CDT on 5/18/2011, at the A.J. Johnson Great Room, McNamara Alumni Center at the University of Minnesota, 200 Oak Street SE, Minneapolis, MN 55455, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000103678_2 R1.0.0.11699

Continued and to be signed on reverse side